Exhibit 4.4

Execution Version

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on April 21, 2017, by and among:

(1)                       One Smart Education Group Limited, an exempted company incorporated and existing under the Laws of the Cayman Islands (the “Company”);

(2)                       Great Edu. Inc., a company incorporated and existing under the Laws of the British Virgin Islands (the “BVI Company”);

(3)                       Great Edu (HK) Limited, a company incorporated and existing under the Laws of Hong Kong with company number of 2401253 (the “HK Company”);

(4)                       Shanghai One Smart Education and Training Co., Ltd. (上海精锐教育培训有限公司)，a limited liability company incorporated and existing under the Laws of the PRC (the “PRC Company”);

(5)                       the individual and his holding company listed on Part A of Schedule I attached hereto (such individual, the “Principal”, such holding company, the “Ordinary Shareholder”);

(6)                       CW One Smart Limited, a company incorporated and existing under the Laws of the British Virgin Islands (“Chengwei”);

(7)                       Supar Inc., a company incorporated and existing under the Laws of the British Virgin Islands (“Supar”);

(8)                       each of the individuals and their respective holding companies listed on Part B of Schedule I attached hereto (each such individual, a “Series A Individual Investor”, and collectively, the “Series A Individual Investors”, each holding company of such individual, a “Series A Holding Company” and collectively, the “Series A Holding Companies”, together with Chengwei and Supar, the “Series A Investors”); and

(9)                       each of the investors listed on Schedule II (each a “Series A-1 Investor” and collectively, the “Series A-1 Investors”, together with Series A Investors, each an  “Investor”, and collectively, the “Investors”.)

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A                             As of the date hereof, the Ordinary Shareholder owns 100% of the issued shares of the Company, the Company owns 100% of the issued shares of the BVI Company, and the BVI Company owns 100% of the share capital of the HK Company.

B                             Concurrently with the execution of this Agreement, the Parties and the relevant parties thereto are entering into a restructuring agreement (重组协议) (the “Restructuring Agreement”), pursuant to which, Smart Changing Inc. and the Series A Investors will subscribe for certain shares in the Company as soon as reasonably practicable and in any event within 30 Business Days from the date hereof.

C                             Concurrently with the execution of this Agreement, the Company, the Series A Individual Investors, the Series A Holding Companies, the Series A-1 Investors and other parties thereto are also entering into a Series A-1 Preferred Share Purchase Agreement (the “Purchase Agreement”), pursuant to which, the Series A-1 Investors have agreed to purchase from the Company, and the Company has agreed to sell to the Series A-1 Investors, certain number of Series A-1 Preferred Shares, and the Company has agreed to repurchase from certain Sellers (as defined in the Purchase Agreement), and such Sellers have agreed to sell to the Company, certain number of Class A Ordinary Shares or Series A Preferred Shares, each on the terms and conditions set forth in the Purchase Agreement.

D                             Pursuant to the Restructuring Agreement, on or prior to the Closing, the HK Company will form a wholly foreign owned enterprise under the Laws of the PRC (the “WFOE”) and own 100% of the registered capital of the WFOE. The WFOE will in turn Control the PRC Company by a Captive Structure.

E                              The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                            Definitions.

1.1                  For purposes of this Agreement, capitalized terms used in this Agreement (including the recitals) shall have the meanings ascribed to them below:

“Accounting Standards” means generally accepted accounting principles in the United States.

“Affiliate” means, with respect to a Person, (i) in the case of an individual, such Person’s spouse and lineal descendants (whether natural or adopted), brother, sister, parent, or any trust formed and maintained solely for the benefit of such Person or such Person’s spouse, lineal descendants, brother, sister and/or parent, or trust, or any entity or company Controlled by any of the aforesaid Person, (ii) in the case of any Person other than an individual, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of a Series A-1 Investor or Chengwei or Supar, in addition to the Persons specified in item (ii) above, the term “Affiliate” also includes (v) any of its direct or indirect shareholders, (w) any of its or its shareholder’s general partners or limited partners, (x) the fund manager managing it or such shareholder (and general partners, limited partners and officers thereof) and other funds managed by such fund manager or such fund manager’s Affiliates, (y) trusts Controlled by or for the benefit of any such Person referred to in (v), (w) or (x), and (z) any fund or holding company formed for investment purposes that is promoted, sponsored, managed, advised or serviced by it or any of its Affiliates.

“Amended M&AA” means the Second Amended and Restated Memorandum of Association and Articles of Association of the Company, as amended, supplemented and restated from time to time.

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Approving Person” means any of the following four Persons: the Series A Directors, the Series A-1 Director appointed by Carlyle (or Carlyle in lieu of the Series A-1 Director appointed by Carlyle) and the Series A-1 Director appointed by GS (or GS in lieu of the Series A-1 Director appointed by GS).

“Auditor” means any auditor retained by the Company in accordance with the Amended M&AA and this Agreement, which shall be a Big Four Accounting Firm: Ernst & Young, KPMG, PricewaterhouseCoopers, Deloitte Touche Tohmatsu or any of their PRC-domiciled affiliates.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business” means the business of providing educational and related services in relation to K-4 to K-12 education, including the provision of post-class educational program services for K-4 to K-12 students.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by Law to be closed in the Cayman Islands, the PRC, Hong Kong, London or New York, as the case may be, or on which a tropical cyclone warning no. 8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time.

“Captive Structure” means the structure which is established through the Controlling Documents.

“Cathay” means FPCI  Sino-French  (Mid Cap)  Fund,  a Professional Private Equity Investment Fund (Fonds Professionnel de Capital Investment), represented by its management company, Cathay Capital Private Equity SAS, a company organized and existing under the laws of France and its successors, permitted assignees and transferees.

“Cathay Controlled Affiliate” means (A) a subsidiary directly or indirectly wholly owned by FPCI Sino-French (Mid Cap) Fund, or (B) a fund or limited partnership whose general partner or manager is, or is otherwise Controlled or managed by Cathay Capital Private Equity SAS (or a subsidiary directly or indirectly wholly owned by Cathay Capital Private Equity SAS).

“Carlyle” means Origin Investment Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and its successors, permitted assignees and transferees.

“Carlyle Controlled Affiliate” means (A) a subsidiary directly or indirectly wholly owned by Carlyle Asia Investment Advisors Limited, or (B) a fund or limited partnership whose general partner or manager is, or is otherwise Controlled or managed by Carlyle Asia Investment Advisors Limited (or a subsidiary directly or indirectly wholly owned by Carlyle Asia Investment Advisors Limited).

“Charter Documents” means, as to a Person, such Person’s certificate of incorporation, formation or registration (including, if relevant, certificates of change of name), memorandum of association, articles of association or incorporation, charter, by-laws, trust deed, trust instrument, joint venture or shareholders’ agreement or equivalent documents, and business license, in each case as amended; and means, as to PRC limited liability companies, the business license, articles of association, shareholders’ agreement or equivalent documents.

“Class A Ordinary Shares” means the Class A ordinary shares of the Company with a par value of US$0.000001 per share, with rights and privileges as set forth herein and in the Amended M&AA.

“Class B Ordinary Shares” means the Class B ordinary shares of the Company with a par value of US$0.000001 per share, with rights and privileges as set forth herein and in the Amended M&AA.

“Closing” has the meaning set forth in the Purchase Agreement.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Competitors” means any of the entities listed in Exhibit B of this Agreement whose principal business is in competition with the Business of the Group Companies, as the foregoing may be updated by the Company no more than once in each calendar year excluding the calendar year of 2017 by at least twenty (20) Business Days’ written notice to the Investors, provided that at all times the total number of Competitors shall not exceed ten (10) and only entities whose then principal business is in competition with the then Business of the Group Companies may be updated into Exhibit B.

“Contract” means, as to any Person, any contract, agreement, undertaking, understanding, indenture, note, bond, loan, instrument, lease, mortgage, deed of trust, franchise, or license to which such Person is a party or by which such Person or any of its property is bound, whether oral or written.

“Control” of a given Person means the power or authority, whether exercised or not, to direct or cause the direction of the business, management and policies  (with respect to operational or financial control or otherwise) of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of more than fifty percent (50%) of the board of directors of such Person; the terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Controlling Documents” means all of Contracts to be signed on or prior to the Closing by, inter alios, the WFOE, the PRC Company, its shareholders that provide Control (financially, operationally or otherwise) to the WFOE over the PRC Company (and any other similar Contracts entered or to be entered into by the Group Companies through which a Group Company (the “Controller”) Controls (financially, operationally or otherwise) another Group Company (the “Controlled Company”) and the financial results for such Controlled Company shall be consolidated into the consolidated financial statements for the Company even though the Controller does not have any equity interest in the Controlled Company), including the exclusive business cooperation and services agreement, loan agreement, equity interest pledge agreement, exclusive option agreement and power of attorney, each as amended, supplemented and restated from time to time.

“Director” means a director serving on the Board.

“Equity Securities” means, with respect to a Person, any shares, share capital, registered capital, ownership interest, equity interest, or other securities of such Person, and any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other securities or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plans or similar rights with respect to such Person, or any Contract of any kind for the purchase or acquisition from such Person of any of the foregoing, either directly or indirectly.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental Authority” means any nation or government, or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC, the Cayman Islands, or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, or any self-regulatory organization, stock exchange, securities commission or other securities regulators.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Companies” means the Company, the BVI Company, the HK Company, the WFOE, the PRC Company and Shanghai Jing Yu Investment Co., Ltd. (上海精育投资有限公司), together with all other direct or indirect, current and future Subsidiaries and branches of any of the foregoing, and “Group Company” means any of them.

“GS” means, collectively, Goldman Sachs Asia Strategic Pte. Ltd., a company with limited liability incorporated under the laws of Singapore and Stonebridge 2017 (Singapore) Pte. Ltd., a company with limited liability incorporated under the laws of Singapore and their respective successors, permitted assignees and transferees.

“GS Controlled Affiliate” means (A) The Goldman Sachs Group, Inc., (B) a subsidiary directly or indirectly wholly owned by The Goldman Sachs Group, Inc., or (C) a fund or limited partnership whose general partner or manager is, or is otherwise Controlled or managed by The Goldman Sachs Group, Inc. (or a subsidiary directly or indirectly wholly owned by The Goldman Sachs Group, Inc).

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

“IPO” means the first firm underwritten public offering by the Company of its Class A Ordinary Shares (or depositary receipts or depositary shares thereof) pursuant to a Registration Statement that is filed with and declared effective by the Commission under the Securities Act or in a jurisdiction other than the United States.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule (including listing rules and regulations), or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any formally issued written interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended or re-enacted, and any and all applicable Governmental Orders.

“Lien” means (i) any mortgage, pledge, security interest, encumbrance, title defect, lien, charge, easement, or other restriction or limitation of similar kind; (ii) any adverse claim as to title, possession or use, and includes any Contract or arrangement for any of the same, whether imposed by Contract, understanding, Law, equity or otherwise, but excluding a Transfer.

“Majority Preferred Holders” means the holders of more than fifty percent (50%) of the voting power of the outstanding Preferred Shares (if any, voting together as a single class).

“Majority Series A-1 Preferred Holders” means the holders of more than seventy-five percent (75%) of the voting power of the outstanding Series A-1 Preferred Shares.

“Ordinary Shares” means the Class A Ordinary Shares and the Class B Ordinary Shares collectively.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Company, including without limitation, the Preferred Shares.

“Person” shall be construed as broadly as possible and shall include any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity, including Governmental Authorities.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the territory of Taiwan.

“Preferred Directors” means the Series A Directors and the Series A-1 Directors collectively.

“Preferred Shares” means the Series A Preferred Shares and the Series A-1 Preferred Shares collectively.

“Qualified IPO” means a firm commitment underwritten public offering by the Company of its Class A Ordinary Shares (or depositary receipts or depositary shares thereof) in the United States on the New York Stock Exchange or the NASDAQ Global Market pursuant to an effective Registration Statement under the Securities Act, or on the Main Board of Hong Kong Stock Exchange or another internationally recognized stock exchange approved by the Board and by at least three (3) Approving Persons, in any case, with an offering price that implies a market capitalization of the Company immediately prior to such offering (excluding the amount of any investment proceeds received by the Company from any equity or equity linked financings conducted by the Company between the Closing Date and the occurrence of a Qualified IPO) of not (i) less than RMB 6.5 billion or its US$ equivalent if the Qualified IPO occurs during the period from and including the Closing Date to but excluding the date that is eighteen (18) months following the Closing Date, (ii) RMB 7 billion or its US$ equivalent if the Qualified IPO occurs during the period from and including the date that is eighteen (18) months following the Closing Date to but excluding the date that is twenty-seven (27) months following the Closing Date, or (iii) RMB 7.5 billion or its US$ equivalent if the Qualified IPO occurs during the period from and including the date that is twenty-seven (27) months following the Closing Date to but excluding the third anniversary of the Closing Date, or such lesser market capitalization as approved by the Board and by at least three (3) Approving Persons.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings correlative to the foregoing.

“Registrable Securities” means (i) the Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (ii) any Ordinary Shares issued or issuable as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) herein, and (iii) any Ordinary Shares owned or hereafter acquired by the Holders; excluding in all cases, however, any of the foregoing sold by a Person in a transaction in violation of this Agreement. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“SAFE” means the State Administration of Foreign Exchange of the PRC and its local counterparts, and/or an authorized bank, as the case may be.

“SAFE Regulations” means the Circular 37, issued by SAFE on July 4, 2014, titled “Relevant Issues concerning Foreign Exchange Administration of Overseas Investment and Financing and Inbound Investment through Special Purpose Companies by PRC Residents” (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》(汇发[2014]37号), as amended and/or implemented by SAFE, and any successor rule or regulation under the PRC Laws, including but not limited to any rule or regulation interpreting or setting forth provisions for implementation of any of the foregoing and any other applicable SAFE rules and regulations.

“Sanctions Laws and Regulations” means (i) all laws, regulations and Executive Orders administered by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”), including without limitation, the Trading With the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, regulations found at Title 31, Subtitle B, Chapter 5 of the U.S. Code of Federal Regulations (C.F.R.) and any enabling legislation or executive order relating to any of the above, as collectively interpreted and applied by the U.S. Government at the prevailing point in time; (ii) any U.S. sanctions related to or administered by the U.S. Department of State; or (iii) any sanctions Laws, regulations, directives, measures or embargos imposed or administered by the United Nations Security Council, Her Majesty’s Treasury, the European Union (including under Council Regulation (EC) No. 194/2008), or any other jurisdiction that has or will in the future issue a restrictive trade Law applicable to the Company.

“Sanctions Target” means: (i) any country or territory that is the subject of country-wide or territory-wide Sanctions Laws and Regulations, including, but not limited to, as of the date of this Agreement, Iran, Cuba, Libya, Syria, Sudan, Crimea, Myanmar and the Democratic People’s Republic of Korea, where such activities would be prohibited by applicable Law; (ii) any Person that is on the list of Specially Designated Nationals and Blocked Persons published by OFAC, the European Union, or any equivalent list of sanctioned persons issued by the U.S. Department of State or other relevant government entities; or (iii) any Person that is located in or organized under the Laws of a country or territory that is identified as the subject of country-wide or territory-wide Sanctions Laws and Regulations.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Issue Price” has the meaning set forth in the Amended M&AA.

“Series A-1 Issue Price” has the meaning set forth in the Amended M&AA.

“Series A Preferred Shares” means the series A redeemable and convertible preferred shares of the Company with a par value of US$0.000001 per share, with rights and privileges as set forth herein and in the Amended M&AA.

“Series A-1 Preferred Shares” means the series A-1 redeemable and convertible preferred shares of the Company with a par value US$0.000001 per share, with the rights and privileges as set forth herein and in the Amended M&AA.

“Shareholder” means a shareholder of the Company.

“Shares” means the Ordinary Shares and/or the Preferred Shares.

“Subsidiary” means, with respect to a specific entity, (i) any entity (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) of whose interests in the profits or capital of such entity are owned or Controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity; (ii) any entity whose profit and loss and net earnings are consolidated with the profit and loss and net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with the Accounting Standards; and (iii) any entity with respect to which the subject entity has the power to otherwise direct the business, management and policies (with respect to operational or financial control or otherwise) of that entity directly or indirectly through another Subsidiary, any contractual arrangement or otherwise.

“Transaction Documents” means this Agreement, the Purchase Agreement, the Amended M&AA, the Restructuring Agreement, the facility agreement to be entered into by a Group Company and the lender(s) relating to the provision of a facility with the aggregate principal amount up to US$120,000,000 (or equivalent) as contemplated by the Restructuring Agreement or otherwise in connection with transactions contemplated under the Restructuring Agreement, the security documents and any other documents in relation to such facility (such facility agreement, security documents and any other documents in relation to such facility being collectively “Facility Documents”), the Controlling Documents and the exhibits attached to any of the foregoing and each of the agreements and other documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“United States person” includes any citizen or resident of the United States, any partnership or corporation created or organized in the United States or under the law of the United States or of any US State, any trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, or  (ii) one or more United States persons have authority to control all substantial decisions of the trust, and an estate other than an estate the income of which from sources outside the US which is not subject to US federal income tax.

“US Investor” means (i) GS, (ii) Carlyle, (iii) Cathay, (iv) any Shareholder that is a United States person, and (v) any Investor that is an entity treated as a foreign entity for US federal income tax purposes, one or more of the owners of which are United States persons.

1.2                   Other Defined Terms.  The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Location
Additional Number	Section 7.4(ii).
Additional Rights Start Date	Section 15.3.
Agreement	Preamble.
Arbitration Rules	Section 18.5.
Beijing Subsidiary	Section 16.
CFC	Section 17.3(iii)(A).
Chengwei	Preamble.
Code	Section 17.3(ii)(A).
Company	Preamble.
Confidential Information	Section 17.8(i).
Co-Sale Notice	Section 10.1.
Deciding Appraiser	Section 9.4(ii).
Domestic Incentive Plan	Section 16.
Electing Appraiser	Section 9.4(ii).
Election	Section 17.3(i)(B).
ESOP	Section 16.
Excluded Transfer	Section 8.1.
Exempted Business	Section 17.1.
Exempt Registrations	Section 3.4.
Exercising Preferred Shareholder(s)	Section 9.2(iii).
Existing Incentive Plans	Section 16.
First Participation Notice	Section 7.4 (i).
First Participation Period	Section 7.4 (i).
Government Official	Section 17.4.
HKIAC	Section 18.5.
HK Company	Preamble.
Investor(s)	Preamble.
Investor Option Period	Section 9.2(i).
Investor ROFO Notice	Section 8.2(i).
Investor ROFO Shares	Section 8.2(i).
IRS	Section 17.3(i)(B).
New Securities	Section 7.3.
Offered Ordinary Shares	Section 9.1.
Ordinary Director(s)	Section 14.1(i).
Ordinary Shareholder	Preamble.
Ordinary Transferor	Section 9.1.
Ordinary Transfer Notice	Section 9.1.
Oversubscription Participants	Section 7.4 (ii).
Party/Parties	Preamble.
Permitted Transferee(s)	Section 12.1.
PFIC	Section 17.3(ii)(A).
PRC Company	Preamble.
Preemptive Pro Rata Share	Section 7.2.
Preemptive Right	Section 7.1.
Principal	Preamble.
Principal Option Period	Section 8.2(ii).
Proposed Transfer	Section 8.2(i).
Purchase Agreement	Recitals.
Purchasing Investors	Section 9.3.
Re-allotment Period	Section 9.2(iii).
Relevant Affiliate	Section 17.4.
Restructuring Agreement	Recitals.
Rights Holder	Section 7.1.
Rights Notice	Section 15.3.
ROFO Acceptance Notice	Section 8.2(ii).
ROFR Pro Rata Share	Section 9.2(ii).
Second Ordinary Notice	Section 9.2(iii).
Second Participation Notice	Section 7.4 (ii).
Second Participation Period	Section 7.4 (ii).
Selling Shareholder(s)	Section 10.1.
Series A Director(s)	Section 14.1(i).
Series A Holding Company(ies)	Preamble.
Series A Individual Investor(s)	Preamble.
Series A Investor(s)	Preamble.
Series A-1 Director(s)	Section 14.1(i).
Series A-1 Investor(s)	Preamble.
Supar	Recitals.
Transfer	Section 8.1.
Violation	Section 5.1 (i).
WFOE	Recitals.

1.3                   Interpretation.  For all purposes of this Agreement, except as otherwise expressly herein provided, (i) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (ii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (iii) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (iv) references in this Agreement to a “Party” or any other Person are also to its successors and permitted assigns and transferees; (v) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (vi) the term “or” is not exclusive, (vii) the terms “included”, “includes”, “including” will be deemed to be followed by “, but not limited to,” (viii) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (ix) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (x) references to laws include any such law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, (xi) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms, (xii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (xiii) references to writing and written include any mode of reproducing words in a legible and non-transitory form including emails and faxes, (ix) in calculations of share or registered capital amounts, references to a “fully-diluted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for such shares or registered capital, as applicable (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged and all Equity Securities reserved for issuance under the ESOP as issued and outstanding, (x) all references to dollars or to “US$” are to currency of the United States and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies), and any monetary sum which is expressed in RMB and which is payable in US$ shall be converted into US$ at the applicable foreign exchange rate of the middle exchange rate between RMB and US$ as published by the People’s Bank of China two Business Days prior to the Closing Date, and vice versa, provided that monetary sum which is determined on the basis of the Series A Issue Price and which is payable in US$ shall be converted into US$ at the applicable foreign exchange rate of the middle exchange rate between RMB and US$ as published by the People’s Bank of China two Business Days prior to the actual payment date of such amount, and vice versa and (xi) sections 8 and 19(3) of the Electronic Transactions Law (Revised) of the Cayman Islands shall not apply.

2.                            Demand Registration.

2.1                   Registration Other Than on Form F-3 or Form S-3.   Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the third (3rd) anniversary of the Closing  or (ii) the date that is six (6) months after the consummation of the IPO, any Holder of fifty percent (50%) of the Registrable Securities or Holders of fifty percent (50%) of the Registrable Securities then outstanding may request in writing that the Company effect a Registration of Registrable Securities (together with the Registrable Securities which the other Holders elect to include in such Registration) on any internationally recognized exchange that is reasonably acceptable to such Initiating Holders.  Upon receipt of such a request, the Company shall promptly (x) give written notice of the proposed Registration to all other Holders (and all other Holders shall have the right to join such Registration) and (y) use commercially reasonable efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) Business Days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request.  The Company shall be obligated to consummate no more than three (3) Registrations pursuant to this Section 2.1 that have been declared and ordered effective; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.1  are not fully included in the Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1.

2.2                   Registration on Form F-3 or Form S-3.  The Company shall use commercially reasonable efforts to qualify for registration on Form F-3 or Form S-3.  Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder of fifteen percent (15%) of Registrable Securities or Holders of fifteen percent (15%) of the Registrable Securities then outstanding, may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any Registration Statement filed under the Securities Act providing for the Registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission.  Upon receipt of such a request, the Company shall promptly (i) give written notice of the proposed Registration to all other Holders and (ii) use commercially reasonable efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) Business Days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction.  Registrations of Registrable Securities pursuant to this Section 2.2 shall not be deemed to be demand registrations as described in Section 2.1 above.  There shall be no limit on the number of times the Holders may request Registration of Registrable Securities under this Section 2.2.  Nevertheless, the Company shall be obligated to consummate no more than two (2) Registrations that have been declared and ordered effective within any twelve (12) month period pursuant to this Section 2.2; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.2 are not fully included in such Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.2.  Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to consummate any Registration pursuant to this Section 2.2 if the aggregate offering price to the public of such Registration is less than US$2,000,000.

2.3                  Right of Deferral.

(i)                          The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(1)                      if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its reasonable best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 3 (other than an Exempt Registration); or

(2)                      during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 3.

(ii)                       If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not defer such filing for more than ninety (90) days on any one occasion or more than once during any twelve (12) month period; provided, further, that the Company may not Register any other its Equity Securities during such period (except for Exempt Registrations); provided further, that such deferral right shall not be applicable to a demand for registration in connection with an initial public offering by the Company. A demand right shall not be deemed to have been exercised until such deferred Registration shall have been effected.

2.4                  Underwritten Offerings.  If, in connection with a request to Register the Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2.  In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by (i) the Company and reasonably acceptable to the holders of at least two thirds of the voting power of all Registrable Securities proposed to be included in such Registration in the case of an offering that includes Ordinary Shares to be newly issued and sold by the Company, and (ii) by the holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration in other cases; provided that Holders will not be required to enter into any “lock-up” agreement unless all officers and directors of the Company and all shareholders individually owning one percent (1%) or more Shares enter into similar agreements (and any such “lock-up” agreement shall, to the extent possible, seek to exclude any transfer of Shares pursuant to enforcement of security under any Facility Document).  Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all Equity Securities other than Registrable Securities from the Registration and underwritten offering. Among Registrable Securities requested to be Registered, the number of Registrable Securities that may be included in the Registration and underwritten offering shall be allocated among all the holders of all Registrable Securities requested to be Registered in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such holders; provided that any Initiating Holder shall have the right to withdraw its request for Registration from the underwriting by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement, and such withdrawal request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 or Section 2.2, as the case may be.  If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement.  Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of Shares in accordance with the above provisions, the Company or the underwriters may round the number of Shares allocated to a Holder to the nearest one hundred (100) Shares.

3.                           Piggyback Registrations.

3.1                  Registration of the Company’s Securities.  Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) Business Days after delivery of such notice, the Company shall include in such Registration any Registrable Securities thereby requested to be Registered by such Holder.  If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein. Registration of Registrable Securities pursuant to this Section 3.1 shall not be deemed to be a demand registration as described in Section 2.1 above.  There shall be no limit on the number of times the Holders may request Registration of Registrable Securities under this Section 3.1.

3.2                  Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein.  The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3                  Underwriting Requirements.

(i)                          In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected in accordance with Section 2.4 and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters; provided that each Holder consents (which consent shall not be unreasonable withheld) to the underwriting discount and selling commissions applicable to such Holder and such terms are not less favorable than that applicable to the Company in the case of an offering that includes Ordinary Shares to be newly issued and sold by the Company; and provided further that the underwriting discount and selling commissions applicable to such Holder will be agreed upon between the underwriter or underwriters and  the holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration and underwritten offering in other cases.  Notwithstanding the foregoing, Holders will not be required to enter into any “lock-up” agreement unless all officers and directors of the Company and all shareholders individually owning one percent (1%) or more Shares enter into similar agreements (and any such “lock-up” agreement shall, to the extent possible, seek to exclude any transfer of Shares pursuant to enforcement of security under any Facility Document).  In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude all of the Registrable Securities requested to be Registered in the IPO and up to seventy-five percent (75%) of the Registrable Securities requested to be Registered in any other public offering, but in any case only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all non-excluded Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of Shares in accordance with the above provisions, the Company or the underwriters may round the number of Shares allocated to a Holder to the nearest one hundred (100) Shares.

(ii)                       If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement.  Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4                  Exempt Registrations.  The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share incentive plan, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable) (collectively, “Exempt Registrations”).

4.                           Registration Procedures.

4.1                  Registration Procedures and Obligations.  Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i)                          Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use commercially reasonable efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding at least two thirds in voting power of the Registrable Securities Registered thereunder, keep the Registration Statement effective until the distribution thereunder has been completed;

(ii)                       Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii)                    Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv)                   Use commercially reasonable efforts to Register and qualify the securities covered by the Registration Statement under the Applicable Securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions unless the Company is already subject to service of process in such jurisdiction;

(v)                      In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(vi)                   Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

(vii)                Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) an opinion and disclosure letter, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (B) comfort letters dated as of (x) the effective date of the final Registration Statement covering such Registrable Securities, and (y) the closing date of the sale of the Registrable Securities, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii)             Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable Registration Statement and use its reasonable best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such Registration Statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(ix)                   Not, without the written consent of the Holders of at least two thirds of voting power of the Registrable Securities Registered under the applicable Registration Statement, make any offer relating to the Equity Securities that would constitute a “free writing prospectus”, as defined in Rule 405 promulgated under the Act;

(x)                      Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(xi)                   Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with a Qualified IPO, the primary exchange on which the Company’s securities will be traded.

4.2                  Information from Holder.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3                  Expenses of Registration.  All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable and documented fees and disbursement of one counsel for all selling Holders in any one Registration, shall be borne by the Company.

5.                           Registration-Related Indemnification.

5.1                  Company Indemnity.

(i)                          In the event of a Registration under this Agreement, to the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, employees, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):  (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws.  The Company will reimburse, as incurred, each such Holder, underwriter or Person who controls (as defined in the Securities Act) such Holder or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii)                       The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

(iii)                    The indemnity agreement contained in this Section 5.1 shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party under this Section 5.1 and shall survive the transfer of securities by such Holder or any indemnified party.

5.2                  Holder Indemnity.

(i)                          In the event of a Registration under this Agreement, to the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally but not jointly, indemnify and hold harmless the Company, its directors and officers, each other Holder selling securities in connection with such Registration, any underwriter (as defined in the Securities Act), and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action.  No Holder’s liability under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(ii)                       The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3                  Notice of Indemnification Claim.  Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties.  An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.4                              Contribution.  If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5.5                              Underwriting Agreement.  To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6                              Survival.  The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

6.                            Additional Registration-Related Undertakings.

6.1                              Reports under the Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i)                           make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii)                        file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(iii)                     promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of (A) Rule 144, (B) all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, (C) at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed).

6.2                              Limitations on Subsequent Registration Rights.  From and after the Closing Date, the Company shall not, without the written consent of holders of at least two thirds of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted basis), enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3                              Termination of Registration Rights.  The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate on the earlier of (i) the date that is five (5) years from the date of closing of a Qualified IPO, (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

6.4                              Exercise of Ordinary Share Equivalents.  Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

6.5                              Intent.  The terms of Sections 2 through 6 are drafted primarily in contemplation of an offering of securities in the United States.  The Parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States where registration rights have significance or that the Company might effect an offering in the United States in the form of American Depositary Receipts or American Depositary Shares.  Accordingly:

(i)                           it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States but the Parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(ii)                        it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the Majority Preferred Holders to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States as if the Company had listed Ordinary Shares in lieu of such derivative securities.

7.                            Preemptive Right.

7.1                              General.  The Company hereby grants to each Investor (the “Rights Holder”) the preemptive right to purchase all or part of such Rights Holder’s Preemptive Pro Rata Share (as defined in Section 7.2 below) (and any oversubscription, as provided below), of any New Securities (as defined in Section 7.3 below) that the Company may from time to time issue after the Closing (the “Preemptive Right”).

7.2                              Preemptive Pro Rata Share.  A Rights Holder’s “Preemptive Pro Rata Share” for purposes of the Preemptive Rights under this Section 7 is the ratio of (a) the number of Ordinary Shares issuable upon conversion of the then Preferred Shares held by such Rights Holder (on an as-converted basis), to (b) the total number of Ordinary Shares (including the number of Ordinary Shares  issuable upon conversion of the then Preferred Shares on an as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.  Each Rights Holder may apportion, at its sole discretion, its pro rata shares among its Affiliates in any proportion.

7.3                              New Securities.  For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued after the Closing Date, except for:

(i)                           any Equity Securities of the Company issued pursuant to the Purchase Agreement (including any Equity Securities of the Company issued in connection with any reclassification in accordance with Section 2.6 (Adjustments to Series A-1 Subscription Price and/or Number of Series A-1 Subscription Shares) of the Purchase Agreement);

(ii)                        any Equity Securities of the Company issued pursuant to the Existing Incentive Plans (as defined below in Section 16) or any other equity incentive, purchase or participation plans for the benefit of any officers, directors, employees or consultants of any Group Company, each as duly approved according to this Agreement and the Amended M&AA;

(iii)                     any Equity Securities of the Company issued in connection with any share split, share dividend, reclassification or other similar event in accordance with this Agreement and the Amended M&AA in which all Rights Holders are entitled to participate on a pro rata basis;

(iv)                    any Equity Securities of the Company issued pursuant to the Qualified IPO;

(v)                       any Ordinary Shares issued upon the conversion of the Preferred Shares; and

(vi)                    any Equity Security issued in connection with the acquisition of another corporation or entity by the Company, whether by consolidation, merger, purchase of assets, sale or exchange of shares, or other reorganization that has been duly approved according to this Agreement and the Amended M&AA.

7.4                              Procedures.

(i)                           First Participation Notice.  In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Rights Holder a written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms and conditions upon which the Company proposes to issue such New Securities and the identity of each prospective subscriber of such New Securities and its controller(s) (if any).  Each Rights Holder shall have ten (10) Business Days from the date of receipt of any such First Participation Notice (the “First Participation Period”) to agree in writing to purchase up to such Rights Holder’s Preemptive Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Preemptive Pro Rata Share).  If any Rights Holder fails to so respond in writing within the First Participation Period, then such Rights Holder shall forfeit the right hereunder to purchase its Preemptive Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(ii)                        Second Participation Notice; Oversubscription.  If any Rights Holder fails or declines to exercise its Preemptive Rights in full in accordance with Section 7.4(i) above, the Company shall promptly (but no later than five (5) Business Days after the expiry of the First Participation Period) give notice (the “Second Participation Notice”) to the participating Rights Holders who exercised in full their Preemptive Rights (the “Oversubscription Participants”) in accordance with Section 7.4(i) above. Each Oversubscription Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Preemptive Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”).  Such notice may be made by telephone if confirmed in writing within two (2) Business Days.  If, as a result thereof, such oversubscription exceeds the total number of the aggregate Rights Holders’ Preemptive Pro Rata Share of New Securities remaining available for purchase, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of aggregate Rights Holders’ Preemptive Pro Rata Share of New Securities remaining available for purchase by (ii) a fraction, the numerator of which is the number of Ordinary Shares issuable upon conversion of the then Preferred Shares held by such Oversubscription Participant (on an as-converted basis) and the denominator of which is the total number of Ordinary Shares issuable upon conversion of the then Preferred Shares held by all the Oversubscription Participants (on an as-converted basis).

7.5                              Failure to Exercise.  Upon the expiration of the Second Participation Period, or the First Participation Period in the event no Rights Holder exercises the Preemptive Rights within the First Participation Period, the Company shall have one hundred and twenty (120) days thereafter to complete the issuance and sale of the New Securities described in the First Participation Notice with respect to which the Preemptive Rights hereunder were not exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. The purchaser shall execute and deliver a joinder agreement in substantially the form attached hereto as Exhibit A to join in and be bound by the terms of this Agreement and be bound by the terms of the Amended M&AA (if not already a Party). In the event that the Company has not issued and sold such New Securities within such one hundred and twenty (120) days period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 7.

8.                            Restriction on Transfers.

8.1                              Principal and Ordinary Shareholder.  None of the Principal or the Ordinary Shareholder, regardless of the Principal’s employment status with any Group Company, shall directly or indirectly, through one or a series of transactions, sell, assign, transfer, or otherwise dispose of or otherwise grant any interest or right (such direct or indirect action, excluding a Lien, “Transfer”) with respect to, or directly or indirectly create any Liens upon, all or any part of any interest in any Equity Securities of the Company now or hereinafter owned or held by the Principal or the Ordinary Shareholder prior to a Qualified IPO, without the prior written consent of at least three (3) Approving Persons; provided however that, the foregoing provision of this Section 8.1 and Sections 9 through 11 shall not apply to the Equity Securities of the Company proposed to be so Transferred by the Principal or the Ordinary Shareholder which in aggregate represent no more than five (5) percent of the entire Equity Securities of the Company at the time-being (calculated on a fully-diluted and as-converted basis) and taking into account all of the Equity Securities of the Company Transferred by the Principal or the Ordinary Shareholder in reliance of this proviso of Section 8.1, through one or a series of transactions) (the “Excluded Transfer”); provided further that (i) the Principal and the Ordinary Shareholder shall notify the Investors of such Excluded Transfer including the material terms and the identities of the applicable transferee and its controller(s) prior to the closing of such transfer; (ii) the purchaser (which is not already a Party to this Agreement) in the Excluded Transfer shall execute a joinder agreement substantially in the form attached hereto as Exhibit A to join in and be bound by the terms of this Agreement and be bound by the terms of the Amended M&AA as an “Ordinary Shareholder” (if not already a Party hereto) upon and after such Transfer; and (iii) in the event the Principal or the Ordinary Shareholder proposes to Transfer the Equity Securities of the Company at a per share price lower than the then applicable Series A-1 Issue Price, the holders of Series A-1 Preferred Shares shall be entitled to a right of first refusal with respect to such Transfer by the Principal or the Ordinary Shareholder, and the provision of Section 9 (Rights of First Refusal of the Investors) of this Agreement shall apply mutatis mutandis to such Transfer by the Principal or the Ordinary Shareholder (for the avoidance of doubt, for all calculations required for the purposes of this Section 8.1(iii), in respect of Chengwei as a holder of Series A-1 Preferred Shares, only the Series A-1 Preferred Shares (on an as-converted basis) held by Chengwei shall be taken in account).

In the event a Transfer is approved by at least three (3) Approving Persons, such Transfer shall take effect strictly in accordance with Sections 9 through 11 hereof.

8.2                              Investors.  No Investors may create any Liens, directly or indirectly, upon all or any part of any interest in any Equity Securities of the Company now or hereinafter owned or held by any of such Investor prior to a Qualified IPO, without the prior written consent of the Principal.  Each Investor may Transfer any Equity Securities of the Company now or hereinafter owned or held by it at such time and upon such terms and conditions as such Investor determines; provided that (a) such Investor is not transferring any such Equity Securities directly or indirectly to any Competitor (including any Affiliate of such Competitor), (b) such Transfer is effected in compliance with all applicable Laws, (c) the transferee shall execute and deliver a joinder agreement in substantially the form attached hereto as Exhibit A to join in and be bound by the terms of this Agreement and be bound by the terms of the Amended M&AA as an “Investor” (if not already a Party hereto) upon and after such Transfer, (d) unless the prospective transferee is an Affiliate of such Investor, such Transfer shall be subject to Sections 8.2(i) through (v) hereunder; and (e) in the event that any of the Series A Investors proposes to Transfer its Series A Preferred Shares of the Company at a per share price lower than the then applicable Series A-1 Issue Price, the holders of Series A-1 Preferred Shares shall be entitled to a right of first refusal with respect to such Transfer by the holder of Series A Preferred Shares, and the provision of Section 9 (Rights of First Refusal of the Investors) of this Agreement shall apply mutatis mutandis to such Transfer by the holder of Series A Preferred Shares (for the avoidance of doubt, for all calculations required for the purposes of this Section 8.1(iii), in respect of Chengwei as a holder of Series A-1 Preferred Shares, only the Series A-1 Preferred Shares (on an as-converted basis) held by Chengwei shall be taken in account):

(i)                           If any Investor proposes to initiate a Transfer (a “Proposed Transfer”) of any Equity Securities of the Company to a third party who is not an Affiliate of such Investor, the Principal shall have the right of first offer to, on his own account or through any officer of any Group Company as designated by him, purchase all or any part of the Equity Securities offered to be Transferred (the “Investor ROFO Shares”). Such selling Investor shall send a written notice (the “Investor ROFO Notice”) to the Principal, which notice shall include (i) a description of the Investor ROFO Shares, (ii) the price per Investor ROFO Share and other material terms and conditions upon which the proposed Transfer is to be made.

(ii)                        Within thirty (30) days following the receipt of the Investor ROFO Notice (the “Principal Option Period”), the Principal shall have the right, by sending a written notice (the “ROFO Acceptance Notice”) to the selling Investor, to purchase all or any part of the Investor ROFO Shares.  A ROFO Acceptance Notice shall be irrevocable and shall constitute a binding agreement by the Principal to purchase the number of Investor ROFO Shares he agrees to purchase as set forth in the ROFO Acceptance Notice at the price per Investor ROFO Share and upon the terms and conditions set forth in the Investor ROFO Notice.  The Company shall update its register of members upon the consummation of any such Transfer. If the Principal fails to respond in writing within the Principal Option Period, he shall be deemed to have waived his rights under this Section 8.2(ii) with respect to the Investor ROFO Shares.

(iii)                     The selling Investor may, within ninety (90) days following the receipt of the ROFO Acceptance Notice or written notice by the Principal declining to exercise his rights under Section 8.2(ii) or following the expiration of the Principal Option Period if the Principal fails to respond in writing (as applicable), Transfer any remaining Investor ROFO Shares not taken up by the Principal pursuant to Section 8.2(ii) above to any third party upon terms and conditions (including the price per Investor ROFO Share) no more favorable to third party purchaser than those offered to the Principal (without taking into consideration any representations and warranties that the selling Investor may have to provide to the third party purchaser), so long as any such Transfer is effected in accordance with this Agreement, the Amended M&AA and applicable Laws. The Parties agree that each such third party purchaser shall execute and deliver a joinder agreement in substantially the form attached hereto as Exhibit A to join in and be bound by the terms of this Agreement and be bound by the terms of the Amended M&AA as an “Investor” (if not already a Party hereto) upon and after such Transfer.

(iv)                    In the event the selling Investor does not consummate the Transfer of such Investor ROFO Shares to a third party purchaser within such ninety (90) day period, the rights of the Principal under Section 8.2(i), shall be re-invoked and shall be applicable to each subsequent disposition of such Investor ROFO Shares by the selling Investor until such rights lapse in accordance with the terms of this Agreement.

(v)                       Notwithstanding anything to the contrary contained herein, any Transfer pursuant to Section 2.6 (Adjustments to Series A-1 Subscription Price and/or Number of Series A-1 Subscription Shares) of the Purchase Agreement shall not be subject to any restrictions contained in this Section 8.2.

8.3                              Prohibited Transfers Void.  Any Transfer of or creation of Liens upon any Equity Securities of the Company not made in compliance with this Agreement shall be null and void as against the Company, shall not be recorded in the register of members of the Company and shall not be recognized by the Company or any other Party.

8.4                              No Indirect Transfers.  Each Party agrees not to circumvent or otherwise avoid the transfer or any other restrictions or intent thereof set forth in this Agreement, whether by holding the Equity Securities of the Company indirectly through another Person (including the Ordinary Shareholder, a Series A Investor or a Series A-1 Investor or their respective holding companies) or by causing or effecting, directly or indirectly, the Transfer or issuance of any Equity Securities by any such Person (including the Ordinary Shareholder, a Series A Investor or a Series A-1 Investor or their respective holding companies), or otherwise.

8.5                              Legend.  Each existing or replacement certificate for Equity Securities of the Company now owned or hereinafter acquired by any Party and their permitted transferees shall bear the following legend:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS AGREEMENT (AS AMENDED FROM TIME TO TIME) BY AND BETWEEN THE SHAREHOLDERS, THE COMPANY AND CERTAIN OTHER PARTIES THERETO.”

The Company may annotate its register of members with an appropriate, corresponding legend. At such time as the related Equity Securities of the Company are no longer subject to this Agreement, the Company shall, at the request of the holder of such Equity Securities, issue replacement certificates for such Equity Securities without such legend.

In order to ensure compliance with the terms of this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company acts as transfer agent for its own securities, it may make appropriate notations to the same effect in its own records.

9.                            Rights of First Refusal of the Investors.

9.1                              Ordinary Transfer Notice.  To the extent the applicable consent of at least three (3) Approving Persons is required and is given pursuant to Section 8, if the Principal or the Ordinary Shareholder (an “Ordinary Transferor”) proposes to Transfer any Equity Securities of the Company (the “Offered Ordinary Shares”) to any Person, then the Ordinary Transferor shall give all the Investors and the Company, a written notice of the Ordinary Transferor’s intention to make the Transfer (the “Ordinary Transfer Notice”), which shall include (i) a description of the Offered Ordinary Shares, (ii) the identities and addresses of the prospective transferee and its controller(s) and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Ordinary Transfer Notice shall certify that the Ordinary Transferor has received a definitive offer from the prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Ordinary Transfer Notice.  The Ordinary Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

9.2                              Option of Investors.

(i)                           Each Investor shall have an option for a period of thirty (30) days following receipt of the Ordinary Transfer Notice (the “ Investor Option Period”) to elect to purchase all or any portion of its respective ROFR Pro Rata Share (as defined in Section 9.2(ii) below) of the Offered Ordinary Shares (and any additional re-allotted Offered Ordinary Shares, as provided below) at the price and subject to the terms and conditions as described in the Ordinary Transfer Notice, by notifying the Ordinary Transferor in writing before expiration of the Investor Option Period as to the number of such Offered Ordinary Shares that it wishes to purchase.

(ii)                        For the purposes of this Section 9.2(ii), an Investor’s “ROFR Pro Rata Share” of the Offered Ordinary Shares shall be equal to (i) the total number of such Offered Ordinary Shares, multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of Ordinary Shares held by such Investor (including Ordinary Shares issuable upon conversion of the then Preferred Shares held by such Investor (on an as-converted basis)) on the date of the Ordinary Transfer Notice and the denominator of which shall be the total number of Ordinary Shares held by all Investors (including Ordinary Shares issuable upon conversion of the then Preferred Shares held by all Investors  (on an as-converted basis)) on such date.

(iii)                     If any Investor fails to exercise its right to purchase its full ROFR Pro Rata Share of the Offered Ordinary Shares, the Ordinary Transferor shall deliver a written notice thereof (the “Second Ordinary Notice”), within five (5) days after the expiration of the Investor Option Period, to each Investor that elected to purchase its entire ROFR Pro Rata Share of the Offered Ordinary Shares (an “Exercising Preferred Shareholder”).  The Exercising Preferred Shareholders shall have a right of re-allotment, and may exercise an additional right to purchase such unpurchased Offered Ordinary Shares by notifying the Ordinary Transferor in writing within fifteen (15) days after receipt of the Second Ordinary Notice (the “Re-allotment Period”).  Such notice may be made by telephone if confirmed in writing within two (2) Business Days.  If the Exercising Preferred Shareholders desire to purchase in aggregate more than the number of such unpurchased Offered Ordinary Shares, then each Exercising Preferred Shareholder will be cut back with respect to its purchase of such number of unpurchased Offered Ordinary Shares equal to the lesser of (x) the number of unpurchased Offered Ordinary Shares it wishes to purchase and (y) the product obtained by multiplying (i) the number of such unpurchased Offered Ordinary Shares by (ii) a fraction, the numerator of which is the number of Ordinary Shares held by such Exercising Preferred Shareholder (including Ordinary Shares issuable upon conversion of the then Preferred Shares held by such Exercising Preferred Shareholder (on an as-converted basis)) and the denominator of which is the total number of Ordinary Shares held by all the Exercising Preferred Shareholders (including Ordinary Shares issuable upon conversion of the then Preferred Shares held by all the Exercising Preferred Shareholders (on an as-converted basis)) on such date.

(iv)                    Subject to Applicable Securities Laws, each Investor shall be entitled to apportion the Offered Ordinary Shares to be purchased pursuant to this Section 9 among its Affiliates, provided that  (a) such Investor notifies the Ordinary Transferor in writing, (b) such Affiliate is not a Competitor or an Affiliate of any Competitor (provided that (A) GS shall be entitled to apportion the Offered Ordinary Shares to be purchased pursuant to this Section 9 among any of the GS Controlled Affiliates, (B) Carlyle shall be entitled to apportion the Offered Ordinary Shares to be purchased pursuant to this Section 9 among any of the Carlyle Controlled Affiliates and (C) Cathay shall be entitled to apportion the Offered Ordinary Shares to be purchased pursuant to this Section 9 among any of the Cathay Controlled Affiliates), and (c) such Affiliate shall execute and deliver a joinder agreement in substantially the form attached hereto as Exhibit A to join in and be bound by the terms of this Agreement and be bound by the terms of the Amended M&AA as an “Investor” (if not already a Party hereto) upon and after such Transfer.

9.3                              Procedure. If any Investor gives the Ordinary Transferor notice that it desires to purchase the Offered Ordinary Shares, and, as the case may be, any re-allotment thereof, then payment for the Offered Ordinary Shares to be purchased shall be made by check (if agreeable to the Ordinary Transferor), or by wire transfer in immediately available funds of the appropriate currency, simultaneously with the delivery of duly executed instruments of transfer, board resolutions of the Company approving the Transfer and, if applicable, the share certificates with respect to such Offered Ordinary Shares to be purchased for surrender and cancellation, at a place agreed to by the Ordinary Transferor, and all the Investors that have exercised their right of first refusal pursuant to Section 9.2 (the “Purchasing Investors”) and at the time of the scheduled closing therefor, but if they cannot agree, then at the principal executive offices of the Company on the 60th day after the Company’s receipt of the Ordinary Transfer Notice, unless such notice contemplated a later closing date with the prospective transferee or unless the value of the purchase price has not yet been established pursuant to Section 9.4, in which case the closing shall be on such later date or as provided in Section 9.4(iv).  The Company shall update its register of members to effect the consummation of any such Transfer and, if applicable, arrange to prepare new share certificates for the Investor with respect to such Offered Ordinary Shares.

9.4                              Valuation of Property.

(i)                           The purchase price for the Offered Ordinary Shares to be purchased by the Investors exercising their right of first refusal pursuant to Section 9.2 will be the price set forth in the Ordinary Transfer Notice.  Should the purchase price specified in the Ordinary Transfer Notice be payable in property other than cash or evidences of indebtedness, the Purchasing Investors shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.

(ii)                        If the Ordinary Transferor and the Purchasing Investors cannot agree on such fair market value within the Investor Option Period, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by agreement of such groups or, if they cannot agree on an appraiser within the Investor Option Period, each such group shall select an appraiser of internationally recognized standing and such appraisers (each an “Electing Appraiser”) shall within fifteen (15) days from the expiration of the Investor Option Period designate another appraiser (the “Deciding Appraiser”) of internationally recognized standing, whose appraisal shall be determinative of such value and shall be final and binding on the Ordinary Transferor and the Purchasing Investors.  If no Deciding Appraiser is designated within fifteen (15) days from the expiration of the Investor Option Period, then the groups shall meet at 10 a.m. (Beijing time) on the 16th day from the expiration of the Investor Option Period at the principal executive offices of the Company and select the Deciding Appraiser at random by drawing from a hat containing a list of appraisers of internationally recognized standing proposed by each group respectively.  If either group fails to attend such meeting, the other group may select the Deciding Appraiser.

(iii)                     The cost of such appraisal shall be shared equally by the Ordinary Transferor, on the one hand, and the Purchasing Investors pro rata based on the number of Offered Ordinary Shares such Purchasing Investor is purchasing, on the other hand.

(iv)                    If the value of the purchase price offered by the prospective transferee is not determined within forty-five (45) days following the Company’s receipt of the Ordinary Transfer Notice from the Ordinary Transferor, the closing of the purchase of Offered Ordinary Shares by the Purchasing Investors shall be held on or prior to the fifth (5th) Business Day after such valuation shall have been made pursuant to this Section 9.4.

10.                     Right of Co-Sale.

10.1                       To the extent the Investors do not exercise their respective rights of first refusal as to all the Offered Ordinary Shares proposed to be sold by the Ordinary Transferor to the transferee identified in the Ordinary Transfer Notice, the Ordinary Transferor shall promptly give a written notice (the “Co-Sale Notice”) thereof to each Investor not exercising its right of first refusal pursuant to Section 9 (specifying in such Co-Sale Notice the number of the remaining Offered Ordinary Shares as well as the number of Shares that such Investor may participate in such sale).  Each such Investor not exercising its right of first refusal pursuant to Section 9 shall have the right to participate in such sale to the transferee identified in the Ordinary Transfer Notice of the remaining Offered Ordinary Shares not purchased pursuant to Section 9, on the terms and conditions as specified in the Ordinary Transfer Notice (but in no event less favorable than the terms and conditions offered to the Ordinary Transferor and provided that the Selling Shareholder shall not be required, in connection with such Transfer, (i) to make any representations or warranties concerning the business, operation or assets of any Group Company, or any other representations or warranties other than as to title and capacity, or (ii) to pay any amount with respect to any liabilities arising from any representations or warranties made by the Selling Shareholder in excess of such Selling Shareholder’s share of the total consideration paid by the prospective transferee) (and for the same consideration on an as-converted basis) by notifying the Ordinary Transferor in writing within ten (10) days following the date of the Co-Sale Notice (each such electing Investor, also a “Selling Shareholder”).  Such Selling Shareholder’s notice to the Ordinary Transferor shall indicate the number of Equity Securities the Selling Shareholder wishes to sell under its right to participate. To the extent one or more Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of Offered Ordinary Shares that the Ordinary Transferor may sell in the Transfer to the prospective transferee identified in the Ordinary Transfer Notice shall be correspondingly reduced.

10.2                       The total number of Equity Securities that each Selling Shareholder may elect to sell shall be up to the product of (i) the aggregate number of the remaining Offered Ordinary Shares being transferred to the prospective transferee identified in the Ordinary Transfer Notice after giving effect to the exercise of all rights of first refusal pursuant to Section 9 hereof, multiplied by (ii) a fraction, the numerator of which is the number of Ordinary Shares held by such Selling Shareholder (including Ordinary Shares issuable upon conversion of the then Preferred Shares held by such Selling Shareholder (on an as-converted basis)) on the date of the Ordinary Transfer Notice and the denominator of which is the total number of Ordinary Shares held by the Ordinary Transferor and all Selling Shareholders (including Ordinary Shares issuable upon conversion of the then Preferred Shares held by all Selling Shareholders (on an as-converted basis)) on the date of the Ordinary Transfer Notice; provided, however, that, if the Transfer of the Offered Ordinary Shares by the Ordinary Transferor will result in a change of Control of the Company, each Selling Shareholder shall be entitled to sell up to all its Shares (if the Selling Shareholders desire to sell in aggregate more than the number of Offered Ordinary Shares identified in the Ordinary Transfer Notice, then each Selling Shareholder shall be entitled to sell such number of Shares equal to the lesser of (x) the number of Shares it desires to sell and (y) the product obtained by multiplying (i) the number of Offered Ordinary Shares identified in the Ordinary Transfer Notice by (ii) a fraction, the numerator of which is the number of Ordinary Shares held by such Selling Shareholder (including Ordinary Shares issuable upon conversion of the then Preferred Shares held by such Selling Shareholder (on an as-converted basis)) and the denominator of which is the total number of Ordinary Shares held by all the Selling Shareholders (including Ordinary Shares issuable upon conversion of the then Preferred Shares held by all the Selling Shareholders (on an as-converted basis)) on the date of the Ordinary Transfer Notice) to the prospective purchaser, and the number of Offered Ordinary Shares that the Ordinary Transferor may sell based on the Ordinary Transfer Notice shall be correspondingly reduced.

10.3                       Each Selling Shareholder shall effect its participation in the sale by promptly delivering to the Ordinary Transferor, before the applicable closing, a signed instrument of transfer properly endorsed for transfer for transfer to the prospective purchaser, and one or more certificates which represent the type and number of Equity Securities which such Selling Shareholder elects to sell for surrender and cancellation; provided that if the prospective purchaser objects to the delivery of Ordinary Share Equivalents in lieu of Ordinary Shares, such Selling Shareholder shall only transfer Ordinary Shares (and therefore shall convert any such Ordinary Share Equivalents into Ordinary Shares), and the Company shall effect any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

10.4                       The share certificate or certificates that a Selling Shareholder delivers to the Ordinary Transferor pursuant to this Section 10 shall be transferred by the Ordinary Transferor to the Company for surrender and cancellation and the Ordinary Transferor shall deliver to the prospective purchaser any required transfer instruments, board resolutions of the Company or other documentation in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Ordinary Transfer Notice, and the Ordinary Transferor shall concurrently therewith remit to such Selling Shareholder that portion of the sale proceeds to which the Selling Shareholder is entitled by reason of its participation in such sale. The Company shall update its register of members to effect the consummation of any such Transfer and, if applicable, arrange to prepare new share certificates or certificates for the transferee with respect to such Equity Securities.

10.5                       To the extent that any prospective purchaser prohibits the participation by a Selling Shareholder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase Equity Securities from a Selling Shareholder exercising its co-sale rights hereunder, the Ordinary Transferor shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Ordinary Transferor shall purchase from such Selling Shareholder such Equity Securities that such Selling Shareholder would otherwise be entitled to sell to the prospective purchaser pursuant to its co-sale rights for the same consideration and on the same terms and conditions as the proposed transfer described in the Ordinary Transfer Notice.

11.                     Non-Exercise of Rights of First Refusal and Co-Sale.

11.1                       If the Investors do not elect to purchase all of the Offered Ordinary Shares in accordance with Section 9, then, subject to the right of the Investors to exercise their rights to participate in the sale of Offered Ordinary Shares within the time periods specified in Section 10, the Ordinary Transferor shall have a period of ninety (90) days from the expiration of the Investor Option Period in which to sell the remaining Offered Ordinary Shares that have not been taken up under Section 9 and after further deducting the number of Equity Securities elected to be sold by Selling Shareholders pursuant to Section 10, to the transferee identified in the Ordinary Transfer Notice upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Ordinary Transfer Notice (subject to Section 10.5), so long as any such sale is effected in accordance with all applicable Laws. The Parties agree that each such transferee shall execute and deliver a joinder agreement in substantially the form attached hereto as Exhibit A to join in and be bound by the terms of this Agreement and be bound by the terms of the Amended M&AA as the “Ordinary Shareholder” (if not already a Party hereto) upon and after such Transfer.

11.2                       In the event the Ordinary Transferor does not consummate the sale of such Offered Ordinary Shares to the transferee identified in the Ordinary Transfer Notice within such ninety (90) day period, the rights of the Investors under Section 9 and Section 10, respectively, shall be re-invoked and shall be applicable to each subsequent disposition of such Offered Ordinary Shares by the Ordinary Transferor until such rights lapse in accordance with the terms of this Agreement.

11.3                       The exercise or non-exercise of the rights of the Investors under Section 9 and Section 10 to purchase Equity Securities from an Ordinary Transferor or participate in the sale of Equity Securities by an Ordinary Transferor (as the case may be) shall not adversely affect their rights to make subsequent purchases from the Ordinary Transferor of Equity Securities or subsequently participate in sales of Equity Securities by the Ordinary Transferor hereunder.

12.                     Exempt Transfers.

12.1                       Subject to the requirements of applicable Laws, the restrictions under Section 8 and the right of first refusal and right of co-sale under Section 9 and Section 10 shall not apply to (a) any sale of Equity Securities of the Company to the public pursuant to a Qualified IPO; and (b) Transfer of any Equity Securities of the Company now or hereinafter held by the Principal or the Ordinary Shareholder to the Principal’s another wholly owned entity or to a trustee, executor, or other fiduciary for the benefit of the Principal or the Principal’s any wholly owned entity or his spouse and lineal descendants (whether natural or adopted), brother, sister, parent for bona fide estate planning purposes (each such transferee pursuant to subsection (b) above, a “Permitted Transferee”, and collectively, the “Permitted Transferees”); provided, that (i) such Transfer is effected in compliance with all applicable Laws, including without limitation, the SAFE Regulations, (ii) the Principal shall remain liable for any breach by such Permitted Transferee of any provision hereunder; (iii) if any Permitted Transferee which received Equity Securities of the Company pursuant to this Section 12.1(b) ceases to be a Permitted Transferee for any reason, it shall immediately Transfer back to the applicable transferor from which it received the Equity Securities of the Company transferred to it pursuant to this Section 12.1(b) and (iv) adequate documentation therefor is provided to the Company and each such Permitted Transferee shall execute a joinder agreement in substantially the form attached hereto as Exhibit A assuming the obligations of such Ordinary Transferor under this Agreement and be bound by the terms of the Amended M&AA as the “Ordinary Shareholder” (if not already a Party hereto) upon and after such Transfer, with respect to the transferred Equity Securities; and (c) any Transfer of the Equity Securities of the Company by an Investor to any of its Affiliate; provided that (x) the transferees of such Transfer shall not be a Competitor or an Affiliate of any Competitor (provided that (A) GS shall be permitted to Transfer all or any of the Equity Securities of the Company held by it to any of the GS Controlled Affiliates, (B) Carlyle shall be permitted to Transfer all or any of the Equity Securities of the Company held by it to any of the Carlyle Controlled Affiliates and (C) Cathay shall be permitted to Transfer all or any of the Equity Securities of the Company held by it to any of the Cathay Controlled Affiliates); (y) if any transferee of such Transfer which received Equity Securities of the Company pursuant to this Section 12.1(c) ceases to be an Affiliate of such Investor for any reason or becomes a Competitor or an Affiliate of any Competitor (or in the case where the transferee is a GS Controlled Affiliate or a Carlyle Controlled Affiliate or a Cathay Controlled Affiliate, if it ceases to be a GS Controlled Affiliate or a Carlyle Controlled Affiliate  or a Cathay Controlled Affiliate, as applicable, for any reason), it shall immediately Transfer back to the applicable transferor from which it received the Equity Securities of the Company transferred to it pursuant to this Section 12.1(c) and (z) the transferees of such Transfer shall execute and deliver a joinder agreement in substantially the form attached hereto as Exhibit A to join in and be bound by the terms of this Agreement and be bound by the terms of the Amended M&AA as the “Investor” (if not already a Party hereto) upon and after such Transfer.

12.2                       All transfer restrictions provided in this Agreement with respect to a Transfer of Equity Securities of the Company by the Investors (including Section 8.2) shall cease to apply in the event that the Company fails to pay the applicable redemption price pursuant to Article 8.4 of the Amended M&AA and which is not cured after 30 days’ written notice of such breach delivered by an Investor to the Company.

12.3                       Sections 8 through 11 shall not apply to any Transfer of any Equity Securities pursuant to any enforcement of security under any Facility Document or to any creation of security under any Facility Document; provided, however, that any transferee of such Equity Securities shall execute and deliver a joinder agreement in substantially the form attached hereto as Exhibit A to join in and be bound by the terms of this Agreement and be bound by the terms of the Amended M&AA as the “Ordinary Shareholder” (if not already a Party hereto) upon and after such Transfer.  Notwithstanding anything to the contrary herein, this Section 12.3 may be further amended in respect of Sections 8 through 11 in connection with the negotiation of any Facility Document with the written consent of Majority Series A-1 Preferred Holders and the Company and the Parties shall procure any required alteration to the Amended M&AA to give effect to any such amendment.

13.                     Information Right.

13.1                       The Company shall deliver to each Investor:

(i)                           within ninety (90) days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows for the Company for such fiscal year and a consolidated balance sheet for the Company as of the end of the fiscal year, audited and certified by the Auditor prepared in accordance with the Accounting Standards consistently applied throughout the period;

(ii)                        within twenty (20) days of the end of each of the first three fiscal quarters, an unaudited consolidated income statement and statement of cash flows for such quarter and an unaudited consolidated balance sheet for the Company as of the end of such quarter, all prepared in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes);

(iii)                     within twenty (20) days of the end of each month, an unaudited consolidated income statement and statement of cash flows for such month and an unaudited consolidated balance sheet for the Company as of the end of such month, all prepared in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes);

(iv)                    an annual consolidated budget and strategic plan within sixty (60) days prior to the end of each fiscal year;

(v)                       any information with respect to any Group Company as reasonably requested by any Investor with respect to such Investor’s (or such Investor’s direct or indirect owner’s) tax returns or in connection with any tax audit; and

(vi)                    any other information of the Group Companies as reasonably requested by any such Investor(s), (for so long as such Investor(s) (other than Cathay) hold, individually or collectively, no less than five (5) percent of the entire Equity Securities of the Company at the time-being (calculated on a fully-diluted and as-converted basis)).

13.2                       The Company acknowledges and agrees (and shall procure other Group Companies to acknowledge and agree) that each Investor (for so long as such Investor(s) hold, individually or collectively, no less than five (5) percent of the entire Equity Securities of the Company at the time-being (calculated on a fully-diluted and as-converted basis)) shall have the following rights, at its own expenses: (i) the right to reasonably inspect the books and records (including financial records) of any Group Company; (ii) the right to reasonably inspect the plant, equipment, stock in trade and facilities of any Group Company; and (iii) the right to reasonably discuss the business, operations and management and other matters of any Group Company with their respective directors, officers, employees, accountants, auditors, financial advisors, legal counsel and investment bankers, provided that such inspection is conducted during regular working hours and a written notice shall be given to such Group Company at least ten (10) Business Days prior to such inspection.

14.                     Appointment of Directors.

14.1                       Board of Directors; Observer.

(i)                           Board of Directors. Upon and after the Closing, the Company shall have, and the Parties agree to cause the Company to have, a Board consisting of nine (9) Directors, (a) the holders of a majority of the voting power of the outstanding Ordinary Shares shall have the right to designate, appoint, remove, replace and reappoint five (5) Directors on the Board (each, an “Ordinary Director”, and collectively, the “Ordinary Directors”), (b) the holders of the outstanding Series A Preferred Shares shall have the right to designate, appoint, remove, replace and reappoint two (2) Directors on the Board, provided that each of Brilight Limited (for so long as Brilight Limited holds any Shares) and Juniperbridge Capital Limited (for so long as Juniperbridge Capital Limited holds any Shares) shall have the right to designate, appoint, remove, replace and reappoint one (1) Director on the Board (each, a “Series A Director”, and collectively, the “Series A Directors”), and (c) the holders of the outstanding Series A-1 Preferred Shares shall have the right to designate, appoint, remove, replace and reappoint two (2) Directors on the Board, provided that each of Carlyle (for so long as Carlyle holds any Shares) and GS (for so long as GS holds any Shares) shall have the right to designate, appoint, remove, replace and reappoint one (1) Director on the Board (each, a “Series A-1 Director”, and collectively, the “Series A-1 Directors”).

(ii)                        Observer.  Notwithstanding Section 14.1(i) above, GS (for so long as GS holds any Shares) may, from time to time in its sole discretion, appoint one observer in lieu of the Series A-1 Director GS is entitled to appoint pursuant to Section 14.1(i) and vice versa.  Carlyle (for so long as Carlyle holds any Shares) may, from time to time in its sole discretion, appoint one observer in lieu of the Series A-1 Director Carlyle is entitled to appoint pursuant to Section 14.1(i) and vice versa.  Without prejudice to the foregoing, the Parties acknowledge that it is GS’s intention to remove (or cause the resignation of) the Series A-1 Director appointed by GS prior to an IPO and GS may remove or (cause the resignation of) the Series A-1 Director appointed by GS in its sole discretion if the Company initiates an IPO, but in no event shall GS be obligated to do so.  The vacancy of the Series A-1 Director GS is entitled to appoint shall not be filled by any Person appointed by any other Shareholder or otherwise, and the vacancy of the Series A-1 Director Carlyle is entitled to appoint shall not be filled by any Person appointed by any other Shareholder or otherwise.  Each observer shall be entitled to attend all meetings of the Board and all subcommittees of the Board, in a nonvoting observer capacity and the Company shall give the observer copies of all notices, minutes, consents, and other materials that the Company provides to the Company’s Directors at the same time and in the same manner as provided to such Directors.

14.2                       Voting Agreements

(i)                           With respect to each election of Directors, each holder of voting securities of the Company shall vote at each meeting of Shareholders, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (i) to keep the authorized size of the Board at nine (9) Directors, (ii) to cause the appointment or re-appointment as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 14.1, and (iii) against any nominees not designated pursuant to Section 14.1.

(ii)                        Any Director designated pursuant to Section 14.1 may be removed from the Board, either for or without cause, only upon the vote or written consent of the Person or group of Persons then entitled to designate such Director pursuant to Section 14.1, and the Parties agree not to seek, vote for or otherwise effect the removal of any such Director without such vote or written consent. Any Person or group of Persons then entitled to designate any individual to be elected as a Director shall have the exclusive right at any time or from time to time to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any Director occupying such position or any other vacancy therein, and each other Party agrees to cooperate with such Person or group of Persons in connection with the exercise of such right.  Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company at a meeting of the Shareholders (and given written consents in lieu thereof) in support of the foregoing.

14.3                       Quorum.  The Board shall hold no less than one (1) board meeting during each fiscal quarter.  A meeting of the Board shall only proceed where there are present (whether in person or by means of a conference telephone or any other communications equipment which allows all participants in the meeting to speak to and hear each other simultaneously in accordance with the Amended M&AA) a majority of all Directors of the Company then in office, provided that such majority includes at least three (3) Preferred Directors, and the Parties shall cause the foregoing to be the quorum requirements for the Board.  If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting, until a quorum shall be present, provided that, if notice of the board meeting has been duly delivered in accordance with the then effective memorandum of association and articles of association of the Company to all Directors prior to the scheduled meeting, and the quorum is not present within three hours from the time appointed for the meeting solely because of the absence of two (2) or more Preferred Directors, the meeting shall be adjourned to the fifth (5th) following Business Day at the same time and place (or to such other time or such other place as the Directors may determine) with notice duly delivered to all Directors no less than three (3) Business Days prior to the adjourned meeting and, if at the adjourned meeting, the quorum is not present within three hours from the time appointed for the meeting solely because of the absence of two (2) or more Preferred Directors, then the presence of a majority of the number of the Directors in office elected in accordance with Section 14.1 that includes one (1) Preferred Director shall be necessary and sufficient to constitute a quorum for the transaction of business at such adjourned meeting.

14.4                       Expenses.  The Company will promptly pay or reimburse each non-employee Director for all reasonable and documented out-of-pocket expenses incurred in connection with attending Board or committee meetings and otherwise performing their duties as Directors and committee members.

14.5                       Alternates.  Subject to applicable Laws and the Amended M&AA, each Director shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the Director for whom she or he is serving as an alternate.

14.6                       Disclosure by Directors.

(i)                           Upon a Shareholder’s request, the Director appointed by such Shareholder shall provide to such Shareholder such financial and/or operational information in respect of any Group Company as such Shareholder may reasonably request from time to time, promptly upon request.

(ii)                        Each Director may pass any information received from any Group Company, or which relates to any Group Company and which otherwise comes into his or her possession (including Confidential Information), to the Shareholder that appointed such Director.

14.7                       Director Insurance. The Company shall, as soon as practicable and in any event within 30 days after the Closing, obtain directors’ and officers’ indemnity insurance coverage in respect of the Preferred Directors in an amount, and from an insurer, that is reasonably satisfactory to all Preferred Directors and shall maintain such directors’ and officers’ indemnity insurance coverage at all times.

14.8                       Matters in relation to Other Group Companies.

(i)                           In the event the Company has not achieved a Qualified IPO within eighteen (18) months after the Closing and to the extent permitted by applicable Laws, the PRC Company, the BVI Company, the HK Company and the WFOE shall cause its board of directors to be the same size as the Board and to include directors and observer(s) nominated by the Shareholders in the same proportion as each such Shareholder is represented on the Board. The right of nomination by each Shareholder shall also carry the right to remove or replace the director or observer so nominated, and if a nominating Shareholder ceases to be a Shareholder, such Shareholder shall immediately cause the directors on the board of directors of the BVI Company, the PRC Company, the HK Company and the WFOE appointed by such Shareholder to resign or be removed.

(ii)                        The Shareholders shall cause their nominees on the boards of directors of the other Group Companies to vote in the manner determined by the Board (to the extent such matter shall be determined by the Board pursuant to this Agreement) and shall cause any director who fails to vote in such manner to be removed.

(iii)                     Notwithstanding anything to the contrary contained herein, if the Company fails to redeem in full all Preferred Shares held by the redeeming Investors under Article 8.4 A and B of the Amended M&AA, the directors of each of the other Group Companies nominated by the Investors shall have the full authority (to the exclusion of the other directors of such Group Company) to direct such Group Company to (i) approve and promptly implement the sale of all or any of its assets or any other transaction and distribute all such proceeds to the Group Company which Controls it, (ii) distribute, or cause the distribution of, the proceeds of such sale to the Company, and (iii) direct the Company to redeem in full all Preferred Shares held by the redeeming holders under Article 8.4 A and B and pay all redemption payments in accordance with the Amended M&AA.

(iv)                    The provisions of Section 14.1 (ii)(B) shall apply equally to the BVI Company, the PRC Company, the HK Company and the WFOE mutatis mutandis.

(v)                       The Company shall cause the Charter Documents of each of the other Group Companies to be amended, to the extent permitted by applicable Laws, to reflect this Section 14.8.

15.                     Protective Provisions.

15.1                       Approval by Majority Preferred Holders.  Regardless of anything else contained herein or in the Charter Documents of any Group Company, except for the actions taken or required to be taken pursuant to the Transaction Documents (including any reclassification in accordance with Section 2.6 (Adjustments to Series A-1 Subscription Price and/or Number of Series A-1 Subscription Shares) of the Purchase Agreement), the Company shall not (and each Shareholder shall exercise its lawful powers and rights to procure that the Company shall not), and shall not permit any other Group Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following actions, whether directly or indirectly, unless approved in writing by the Majority Preferred Holders and the Majority Series A-1 Preferred Holders (or if any of the following actions is required in order for a Group Company to comply with the applicable Laws, the Majority Preferred Holders and the Majority Series A-1 Preferred Holders’ consent shall not be unreasonably withheld):

(i)                           any amendment, modification, cancellation or change of any rights, preferences, privileges or powers, or any restrictions provided for the benefit of, the Preferred Shares or any amendment, modification or change of any rights, powers, benefit or restrictions attached to the Ordinary Shares or other classes or series of shares that has the effect of or which may result in any rights, preferences, privileges or powers of the Preferred Shares being prejudiced;

(ii)                        any action that reclassifies any outstanding Shares into shares having rights, preferences, privileges or powers senior to or on a parity with any Preferred Shares;

(iii)                     any action that increases, reduces or cancels the authorized or issued share capital of the Company other than any redemption or conversion of Preferred Shares in accordance with the Amended M&AA and any action stated in Section 7.3 (i) through (vi);

(iv)                    any amendment or modification to the Amended M&AA;

(v)                       the commencement of or consent to any proceeding seeking (i) to adjudicate it as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization, or arrangement of the Company under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(vi)                    any material change to the scope of business of any Group Company or any suspension or cessation of business by any Group Company;

(vii)                 any action that increases, reduces or cancels the authorized or issued share capital of any Group Company (other than the Company) other than any such action taken (a) pursuant to the Existing Incentive Plans; (b) in connection with any share split, share dividend or share combination to which all shares are subject to on a pro-rata and fully-diluted basis; or (c) in connection with a transaction of any such Group Company set forth in Section 15.2(iv) below where the value of the transaction (or a series of related transactions) is US$15,000,000 or less;

(viii)              any amendment or modification to the Charter Documents of any Group Company (other than the Company) except for any amendment or modification required under any Facility Document;

(ix)                    the commencement of or consent to any proceeding seeking (i) to adjudicate it as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization, or arrangement of any Group Company (other than the Company) under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(x)                       any amendment or modification to or termination of or waiver of rights, preferences, privileges, powers or restrictions under any Controlling Document;

(xi)                    any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the above actions (i) through (x); and

(xii)                 after the Additional Rights Start Date, any declaration, set aside or payment of a dividend or other similar distribution by any Group Company, or of any bonus or compensation by any Group Company to any employee of the Group Companies, provided that such employee is a direct or indirect shareholder of any Group Company at the time-being (except for (i) any distribution or dividend with respect to which the sole recipient of any proceeds therefrom is the Company or any wholly-owned subsidiary of the Company or solely for the purpose of paying the redemption price for Preferred Share(s) pursuant the Amended M&AA; and (ii) any payment of bonus or compensation which has been approved in the annual budget for such fiscal year).

15.2                       Other Extraordinary Actions.  Regardless of anything else contained herein or in the Charter Documents of any Group Company, except for the actions taken or required to be taken pursuant to the Transaction Documents, the Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, and the Company shall not permit any other Group Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether directly or indirectly, unless approved by the Board and at least three (3) Approving Persons (or if any of the following actions is required in order for a Group Company to comply with the applicable Laws, the aforementioned Persons’ consent shall not be unreasonably withheld):

(i)                           incurrence by any Group Company of any indebtedness, guarantee of any indebtedness or creation of any Liens on any asset or property of any Group Company (other than any indebtedness, guarantee of any indebtedness or creation of any Liens incurred in the ordinary course of business);

(ii)                        any adoption of, material amendment to or termination of any equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any Group Company, except for the Existing Incentive Plans;

(iii)                     any transaction between any Group Company and any of its direct or indirect shareholder, director, supervisory board member, senior officer or their Affiliates, except for (X) transactions entered into in the ordinary course of business and on arm’s length terms, and (Y) the PRC Company’s capital commitment of contributing RMB100,000,000 or less into Fujian He Xi Equity Investment Partnership Enterprise (Limited Partnership) (福建禾熙股权投资合伙企业（有限合伙）) managed by Shanghai De Hui Jing He Investment Management Co., Ltd. (上海德晖景和投资管理有限公司) in its capacity as a limited partner of Fujian He Xi Equity Investment Partnership Enterprise (Limited Partnership) (福建禾熙股权投资合伙企业（有限合伙）); and (Z) any acquisition by any Group Company of any interest in any portfolio company or other assets held by Fujian He Xi Equity Investment Partnership Enterprise (Limited Partnership) (福建禾熙股权投资合伙企业（有限合伙）) on arm’s length terms;

(iv)                    any acquisition, reorganization and/or transaction resulting in the sale, transfer or other dispositions of the material assets or business of any Group Company, or any merger or consolidation with or into any third party by any Group Company (including entry into or termination of any joint venture or partnership), in respect of each single transaction (or a series of related transactions), with a transaction value in excess of US$15,000,000;

(v)                       any appointment or removal of the Auditor or the auditors for any other Group Company, or any change of the fiscal year for any Group Company,

(vi)                    any material amendment of the accounting policies;

(vii)                 any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the above actions (i) through (vi); and

(viii)              after the Additional Rights Start Date, the approval or amendment of the annual budget and business plan (which shall include any capital expenditure plan for the applicable year) of any Group Company.

15.3                       Company Consultation Rights. For the purpose hereof, the “Additional Rights Start Date” is 31 December 2018; provided that such date shall be automatically extended at the end of each term for a further term of three (3) calendar months, unless, prior to such date or such extended date, as the case may be, Carlyle and GS jointly give the Company written notice not to extend the Additional Rights Start Date (the “Rights Notice”); provided further that, it shall be a requirement for such Rights Notice to be effective that at least 30 Business Days prior to such date or such extended date, the Company be provided with the opportunity on at least 2 occasions for reasonable consultation with Carlyle and GS with respect to such non-extension.

15.4                       Creation and Enforcement of Security.  Notwithstanding anything to the contrary herein, no Party shall and no Group Company shall take any action under Section 14.8(iii), 15.1 or 15.2 which shall prejudice the rights of the lender(s) to create or enforce security in accordance with any Facility Document.  Notwithstanding anything to the contrary herein, this Section 15.4 may be further amended in respect of Sections 14.8, 15.1 and 15.2 in connection with the negotiation of any Facility Document with the written consent of Majority Series A-1 Preferred Holders and the Company, and the Parties shall procure any required alteration to the Amended M&AA to give effect to any such amendment.

16.                     Existing Incentive Plans. The Parties hereby agree and confirm that (i) the Company has reserved and kept available out of its authorized but unissued Class A Ordinary Shares a total amount of 288,599,939 shares of Class A Ordinary Shares for issuance to current or previous officers, directors, employees or consultants of the Group Companies pursuant to the existing incentive plan of the Company (the “ESOP”); and (ii) Beijing Jing Rui Pei You Education Consulting Co. Ltd, (北京精锐培优教育咨询有限公司)  (“Beijing Subsidiary”), which is a Subsidiary of Shanghai Jing Yu  has reserved 30% of its registered capital for issuance to its officers, directors, employees or consultants subject to the terms and conditions of the relevant resolutions set forth in Exhibit D and (iii) each Subsidiary of Shanghai Jing Yu (except for Beijing Subsidiary ) has respectively reserved 10% of its registered capital for issuance to its officers, directors, employees or consultants pursuant to the existing incentive plan of Shanghai Jing Yu subject to the terms and conditions of the relevant resolutions set forth in Exhibit D (“Domestic Incentive Plan”, together with the ESOP, the “Existing Incentive Plans”).

17.                     Additional Covenants.

17.1                       Non-compete.  Unless otherwise approved by the Board and by at least three (3) Approving Persons,  (a) so long as the Principal is an employee of a Group Company, shall devote his full time and attention to the business of the Group Companies and will use his best efforts to develop the business and interests of the Group Companies, and (b) so long as the Principal is a Shareholder (directly or indirectly), director, officer or employee of a Group Company and for two (2) years after the Principal is no longer a Shareholder (directly or indirectly), director, officer and employee of a Group Company, shall not, and shall cause his Affiliate not to (and the Ordinary Shareholder agrees not to), directly or indirectly, (i) own, manage, engage in, operate, Control, work for, render services for, maintain any interest in or participate in the ownership, management, operation or Control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that competes with the Business of the Group Companies; (ii) solicit in any manner any Person who is or has been at any time a customer of any Group Company for the purpose of offering to such customer goods or services similar to or competing with those offered by any Group Company, or canvass or solicit in any manner any Person who is or has been at any time a supplier or licensor or customer of any Group Company for the purpose of inducing any such Person to terminate its business relationship with such Group Company, or (iii) solicit or entice away or endeavor to solicit or entice away in any manner any director, officer, consultant or employee of any Group Company.  The Principal expressly agrees that the limitations set forth in this Section 17.1 are reasonably tailored and reasonably necessary in light of the circumstances and warrants and undertakes to the Investors that he shall not challenge or query the validity and enforceability of undertakings contained in this Section 17.1.  Furthermore, if any provision of this Section 17.1 is more restrictive than permitted by the Laws of any jurisdiction in which a Party seeks enforcement thereof, then this Section 17.1 will be enforced to the greatest extent permitted by Law.  Each of the undertakings contained in this Section 17.1 shall be enforceable by each Group Company and each Investor separately and independently of the right of the other Group Companies and the other Investors. For the avoidance of any doubt, Principal’s ownership in, and involvement in the management of the business of providing educational and related services (including online services) to children between the ages of 3 to 10 (the “Exempted Business”) shall not be restricted by this Section 17.1; provided, however, the Principal shall procure that such Exempted Business shall at all times be operated separately and independently from all Group Companies and shall not rely on or otherwise benefit from any resources, funds (other than short-term borrowings or advances from the Group Companies for use in the ordinary course of business of the Exempted Business and which in aggregate do not exceed RMB1,000,000 at any time), assets, personnel, knowhow or other confidential information of any Group Company unless otherwise approved by the Board and at least three (3) Approving Persons in writing.

17.2                       Shareholder representation.  Each Shareholder (other than GS, Carlyle and Cathay) represents and warrants that, as at each of the date hereof and the date of Closing, it both (i) is not a United States person, and (ii) is not owned, wholly or in part, directly or indirectly, by any United States person.  Each Shareholder (other than GS, Carlyle and Cathay) shall provide prompt written notice to the Company, and the Company shall in turn provide prompt written notice to the US Investors, of the extent of any subsequent change.

17.3                       Tax Covenants.

(i)                           Entity Classification

The Company shall procure, and each Shareholder shall exercise its lawful powers and rights to procure, that:

(A)                      the Company will not take any action inconsistent with the treatment of the Company as a corporation for US federal income tax purposes and will not, except as provided below, elect to be treated as an entity other than a corporation for US federal income tax purposes;

(B)                      upon written notification by both of GS and Carlyle to the Company that one or more Group Companies should elect to be classified as a partnership or disregarded entity for US federal income tax purposes (an “Election”), the Company shall use its commercially reasonable efforts to make, or cause to be made, the relevant Election by filing or causing to be filed Internal Revenue Service (“IRS”) Form 8832 (or any successor form) with respect to the relevant Group Company or Group Companies; and

(C)                      the Company shall not permit any Election to be terminated or revoked without the written consent of both of GS and Carlyle.

(ii)                        Passive Foreign Investment Company

The Company shall procure, and each Shareholder shall exercise its lawful powers and rights to procure, that:

(A)                      each Group Company will use its commercially reasonable efforts to avoid classification as a passive foreign investment company (a “PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”) for any year;

(B)                      each Group Company in consultation with a Big Four Accounting Firm will determine each year whether or not it is likely to become a PFIC, and shall notify each US Investor of this determination within 45 days at the end of each taxable year;

(C)                      the Company agrees, at each US Investor’s expense, to make available to such US Investor upon request, all information that any Group Company used to determine whether or not it is or is not likely to be a PFIC;

(D)                      upon a determination by the Company that a Group Company is likely to become a PFIC, the Company and the relevant Group Company shall provide to each requesting US Investor within 45 days at the end of each taxable year, at such US Investor’s expense, all information reasonably available to the Company and the relevant Group Company to permit such US Investor to (a) accurately prepare all tax returns and comply with any reporting requirements as a result of such determination, and (b) make any election (including a “qualified electing fund” election under Section 1295 of the Code) with respect to the Company and the relevant Group Company and comply with any reporting or other requirements incidental to such election;

(E)                       if the Company determines that a Group Company is a PFIC for a particular year, the Company and the relevant Group Company shall, at each requesting US Investor’s expense, timely provide such US Investor with a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g) in form substantially identical to Exhibit C for such year and for each year thereafter and otherwise comply with applicable Treasury Regulation requirements; and

(F)                        the Company will promptly notify the US Investors of any assertion by the IRS that any Group Company is or is likely to become a PFIC.

(iii)                     Controlled Foreign Corporation

The Company shall use its commercially reasonable efforts to procure, and each Shareholder shall use its commercially reasonable efforts to exercise its lawful powers and rights to procure, that:

(A)                      the Company shall (a) furnish to each US Investor within 45 days at the end of each taxable year, and at each US Investor’s expense, all information necessary to satisfy the US income tax return filing requirements of such US Investor arising from its investment in the Company and relating to any Group Company’s classification as a controlled foreign corporation (a “CFC”) within the meaning of Section 957 of the Code; and (b) use commercially reasonable efforts to avoid generating for any taxable year in which a Group Company is a CFC, amounts includible in the income of a US Investor or US Shareholder pursuant to Section 951 of the Code;

(B)                      if the Company becomes aware that a Group Company has become a CFC or has ceased to be a CFC, the Company will provide prompt written notice to the US Investors; and

(C)                      upon the written request of a US Investor, promptly provide in writing such information in its possession concerning its Shareholders and, to the Company’s actual knowledge, the direct and indirect interest holders in each Shareholder sufficient for such US Investor to determine whether any Group Company is a CFC.

(iv)                    Compliance

The Company shall use its commercially reasonable efforts to procure, and each Shareholder shall use its commercially reasonable efforts to exercise its lawful powers and rights to procure, that meet all payment, withholding, and all other tax compliance obligations (including with respect to transfer pricing and evidentiary requirements for transfer pricing), in all material respects, as required under the laws of the jurisdictions where the Group Company operates.

17.4                       Anti-Bribery.   The Company and each Shareholder shall not, and the Company shall procure, and each Shareholder shall exercise its lawful powers and rights to procure, that none of the Group Companies nor any director, officer, agent, employee, Affiliate or any other Person acting for or on behalf of the foregoing (individually and collectively, a “Relevant Affiliate”), shall take any action, directly or indirectly, that would result in a violation of or has violated the U.S. Foreign Corrupt Practices Act, as amended, the United Kingdom Bribery Act, as amended, the Criminal Law of China, the PRC Anti-Unfair Competition Law, the Provisional Regulations on Anti-Commercial Bribery, any other applicable anti-bribery or anti-corruption laws, including, without limitation, using any funds for any unlawful contribution, gift, entertainment or other unlawful payments to any foreign or domestic government official or employee, nor permit any Relevant Affiliate to offer, pay, promise to pay, or authorize the payment of any money, or offer, give, promise to give, or authorize the giving of anything of value, to any officer, employee or any other Person for any Governmental Authority or any enterprise owned or controlled by a Government Authority, as defined below, to any political party or official thereof or to any candidate for political office, or any officer or employee of a public international organization (individually and collectively, a “Government Official”) or to any Person under circumstances where such Relevant Affiliate knows, has reason to believe, or is aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i)                           influencing any act or decision of such Government Official in his official capacity;

(ii)                        inducing such Government Official to do or omit to do any act in relation to his lawful duty;

(iii)                     securing any improper advantage; or

(iv)                    inducing such Government Official to influence or affect any act or decision of any Governmental Authority,

in order to assist any Group Company in obtaining or retaining business for or with, or directing business to any Group Company or in connection with receiving any approval of the transactions contemplated under the Transaction Documents, nor shall any Relevant Affiliate accept anything of value for any of the purposes listed in subsections (i) through (iv) of this Section 17.4.

17.5                       Anti-Money Laundering.  The Company shall procure, and each Shareholder shall exercise its lawful powers and rights to procure, that the operations of each Group Company shall be conducted at all times in compliance with all applicable anti-money laundering statutes and Laws of all jurisdictions, including, without limitation, all PRC, Hong Kong and U.S. anti-money laundering Laws, rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority.

17.6                       Use of Funds.

(i)                           The Company shall procure, and each Shareholder shall exercise its lawful powers and rights to procure, that none of the Group Companies will directly or indirectly use any funds, or lend, contribute or otherwise make available such funds to any subsidiary, joint venture partner or other Person for the purpose of funding or facilitating any activities or business of or with any Sanctions Target, or for the purpose of funding any operations or financing any investments in, or make any payments to, any Sanctions Target.

(ii)                        The Company shall procure, and each Shareholder shall exercise its lawful powers and rights to procure, that the use of funds will be in compliance with and will not result in the breach by (a) any Group Company, (b) any Shareholder or (c) officer, employee, director, agent, Affiliate or person acting on behalf of a Group Company or a Shareholder of any of the Sanctions Laws and Regulations; and the Company further covenants not to engage, directly or indirectly, in any other activities that would result in a violation of any of the Sanctions Laws and Regulations by any Person, including any Person participating in the transactions contemplated herein.

17.7                       Controlling Documents.   If the Company becomes permitted under applicable PRC Laws and other requirements by any applicable Governmental Authority to directly or indirectly hold any or all of the equity interests of the PRC Company and/or any other Group Companies currently Controlled by or will be Controlled by the PRC Company, through the Captive Structure or otherwise, then as soon as reasonably practicable, the Company shall and the Principal and the Ordinary Shareholder shall take all necessary actions to transfer, or cause to be transferred any and all of the equity interests in or assets of the PRC Company and/or any such other Group Company Controlled by the Company through Controlling Documents or otherwise to the WFOE, the HK Company or another wholly-owned Subsidiary of the Company designated by the Majority Preferred Holders (or by effecting a transaction with similar effect) at nil consideration of the Company and/or its wholly-owned Subsidiaries, and to terminate the then existing Controlling Documents without any residual liability on the Company, the HK Company or the WFOE.

17.8                       Confidentiality and Non-Disclosure.

(i)                           Confidential Information.  The terms and conditions of the Transaction Documents and all exhibits, restatements and amendments hereto and thereto, including their existence and any proprietary information of the Group Companies (including information received by any Shareholder pursuant to Section 13 and Section 14.6, collectively, the “Confidential Information”), shall be considered confidential information and shall not be disclosed by any of the Parties to any other Person except as permitted in accordance with the provisions set forth below. The obligations under this Section 17.8 shall survive the termination of this Agreement.

(ii)                        Permitted Disclosure.  Notwithstanding the foregoing, (i) the Company may disclose the existence or content of any of the Confidential Information to its current or bona fide prospective investors, directors, officers, employees, shareholders, investment bankers, lenders, hedge counterparties, agents, trustees, arrangers, accountants, auditors, insurers, business or financial advisors, and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations imposed by professional ethics, law or otherwise; (ii) each Investor (and its fund manager) may, without disclosing the identities of the other shareholders or the financing terms of their respective investments in the Company without such other shareholder’s or the Company’s consent, disclose such Investor’s investment in the Company to other Persons or to the public at its sole discretion and in relation thereto may use the Company’s logo and trademark (without requiring the Company’s further consent), and if it does so, the other Parties shall have the right to disclose to other Persons any such information disclosed in a press release or other public announcement by such Investor; (iii) each Investor may disclose the existence or content of any of the Confidential Information to its current or bona fide prospective partners, co-investors and financing sources or transferees, Affiliates and its and their respective employees, officers, directors, bankers, lenders, accountants, legal counsels, business partners or representatives or advisors who need to know such information as such Investor deems appropriate and in each case only where such Persons are under appropriate nondisclosure obligations imposed by professional ethics, law or otherwise; and (iv) each  Investor may disclose the existence or content of any of the financing terms for fund and inter-fund reporting purposes and any information contained in press releases or public announcements of the Company pursuant to Section 17.8(ii), and (v) any Party may disclose the Confidential Information to any Person to which disclosure is approved in writing by the Party providing the Confidential Information.  Any Party may also provide disclosure in order to comply with applicable Laws, as set forth in Section 17.8(iii) below;

(iii)                     Legally Compelled Disclosure.  If any Party is requested or becomes legally compelled (including, pursuant to any applicable tax, securities, or other Laws of any jurisdiction or by subpoena or any requirement by governmental, judicial or regulatory body or any stock exchange) , civil investigative demand (or similar process) in connection with any judicial or administrative proceeding (including, in response to oral questions, interrogatories or requests for information or documents) or any other Governmental Order to disclose the existence or content of any of the Confidential Information in contravention of the provisions of this Section 17.8, such Party shall, to the extent legally permissible and without compromising any privileges, promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

(iv)                    Other Exceptions.

(A)          The confidentiality obligations of the Parties set out in this Section 17.8 shall not apply to (i) information which was in the public domain or otherwise known to the relevant Party before it was furnished to it by another Party hereto or, after it was furnished to that Party, entered the public domain otherwise than as a result of (x) a breach by that Party of this Section 17.8. or (y) a breach of a confidentiality obligation by a third party discloser, where the breach was actually known to that relevant Party; (ii) information which was independently developed by the relevant Party without using or making reference to any Confidential Information, (iii) information disclosed by any director or the Board or observer of the Company to its appointer or any of its Affiliates or to any Person to whom disclosure would be permitted in accordance with the foregoing provisions of this Section 17.8.

(B)          Notwithstanding anything to the contrary contained herein, each of GS and Carlyle (and any director, officer, employee, agent, consultant, and professional adviser of GS or Carlyle) may disclose to any and all such Persons, without limitation of any kind, the tax treatment and tax structure of the transactions described herein and all materials of any kind (including tax opinions or other tax analyses) that are provided to GS and Carlyle relating to such tax treatment or tax structure. However, any information relating to the US federal or state income tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable any Person to comply with applicable securities laws. “Tax structure” is limited to any facts relevant to the US federal or state income tax treatment of the transactions described herein but does not include information relating to the identity of the issuer of the securities, the issuer of any assets underlying the securities, or any of their respective Affiliates that are offering the securities.

17.9                       Press Releases; Promotion.

(a)                       None of the Parties shall issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein without obtaining in each instance the prior written consent of each of the other Parties.

(b)                       Each Party agrees that it will not, without the prior written consent of the relevant Investor, in each instance, (a) use in advertising, publicity, or otherwise the name of such Investor or its Affiliates, or any partner or employee thereof, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by such Investor or its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by such Investor or its Affiliates.

17.10                Use of Logo.

The Company shall grant each Investor and its Affiliates permission to use the Company’s name and logo in its or its Affiliate’s marketing materials and bid documentation in relation to potential transactions.

17.11                Reclassification of Shares.

Each Shareholder shall exercise its lawful powers and rights to procure the passing of all necessary resolutions, cause the Director(s) appointed by such Shareholder (if applicable) to vote in favor of all necessary resolutions, and take or cause to be taken all such other actions, in each case as may be reasonably necessary to reclassify the relevant Ordinary Shares as Series A-1 Shares in accordance with Section 2.6 (Adjustments to Series A-1 Subscription Price and/or Number of Series A-1 Subscription Shares) of the Purchase Agreement.

17.12                Matters Relating to Majority Series A-1 Preferred Holders.

Notwithstanding anything in this Agreement to the contrary, any information or document with respect to any matter to be consented, approved or decided by Majority Series A-1 Preferred Holders under this Agreement shall be delivered or given by notice to each holder of Series A-1 Preferred Shares by the Company prior to such consent, approval or decision is made. Any consent, approval or decision made by Majority Series A-1 Preferred Holders pursuant to this Agreement shall be given by notice to each holder of Series A-1 Preferred Shares by the Company within one (1) Business Day after such consent, decision or approval is made.

18.                     Miscellaneous.

18.1                       Termination.  This Agreement shall terminate upon mutual consent of the Parties, and shall cease to have effect as regards a Party (other than the relevant Group Company) if such Party no longer holds, directly or indirectly, any Equity Securities of the Company.  The provisions of Sections 7 through 17 (except for Sections 17.1, 17.8 and 17.9) shall terminate on the consummation of a Qualified IPO.  If this Agreement terminates, the rights and obligations of the Parties (or in the case of this Agreement ceasing to have effect as regards a Party, the rights and obligations of such Party) set forth hereunder shall cease to have effect, except in respect of any right or obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including those under Sections 2 through 6, Sections 17.1, 17.8, 17.9 and 18). If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

18.2                       Further Assurances.  Upon the terms and subject to the conditions herein, each of the Parties agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

18.3                       Assignments and Transfers.  Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, and permitted assigns.  This Agreement and the rights and obligations of each other Party hereunder shall not be assigned or transferred (i) by the Company without the mutual written consent of the other Parties, and (ii) by any Investor without the written consent of the Company, except in each case as expressly provided herein; provided that (a) each Series A-1 Investor may, without the consent of the Parties, assign and/or transfer all or any portion of its rights and obligations to (i) an Affiliate of such Series A-1 Investor; provided that such Affiliate shall not be a Competitor or an Affiliate of any Competitor (provided that (A) GS may, without the consent of the Parties, assign and/or transfer all or any portion of its rights and obligations to any of the GS Controlled Affiliates, (B) Carlyle may, without the consent of the Parties, assign and/or transfer all or any portion of its rights and obligations to any of the Carlyle Controlled Affiliates, and (C) Cathay may, without the consent of the Parties, assign and/or transfer all or any portion of its rights and obligations to any of the Cathay Controlled Affiliates);  or (ii) a transferee of the Equity Securities of the Company held by such Series A-1 Investor, provided that in the case of (ii), the relevant Transfer of the Equity Securities of the Company shall be conducted in accordance with this Agreement and (b) nothing shall prevent any assignment of rights under this Agreement by way of security pursuant to any Facility Document.

18.4                       Governing Law.  This Agreement shall be governed by and construed under the Laws of Hong Kong without regard to principles of conflict of laws thereunder.

18.5                       Dispute Resolution.  Each of the Parties irrevocably (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Hong Kong which shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Procedures for the Administration of International Arbitration in force at the time of the commencement of the arbitration (the “Arbitration Rules”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration.  There shall be three arbitrators, selected in accordance with the Arbitration Rules. The arbitration shall be conducted in Chinese and English.  The decision of the arbitration tribunal shall be final, conclusive and binding on the parties to the arbitration.  Judgment may be entered on the arbitration tribunal’s decision in any court having jurisdiction.  The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorney fees. The Parties acknowledge and agree that, in addition to contract damages, the arbitrators may award provisional and final equitable relief, including injunctions and specific performance.

18.6                       Third Party Rights.  The Parties do not intend that any term of this Agreement, apart from Section 5, should be enforceable, by virtue of the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong), by any person who is not a party to this Agreement.

18.7                       No Fiduciary Duty.  The Parties acknowledge and agree that nothing in the Transaction Documents shall create a fiduciary duty of any Investor or its Affiliates to the Company or the shareholders of the Company.

18.8                       Investment Banking Services. Notwithstanding anything to the contrary herein or in the other Transaction Documents or any actions or omissions by representatives of Goldman, Sachs & Co. or any of its Affiliates in whatever capacity, including as a Director, it is understood that neither Goldman, Sachs & Co. nor any of its Affiliates is acting as a financial advisor, agent or underwriter to the Company or any of its Affiliates or otherwise on behalf of the Company or any of its Affiliates unless retained to provide such services pursuant to a separate written agreement.

18.9                       Exculpation among Series A-1 Investors. Each Series A-1 Investor acknowledges that it is not relying upon any Person other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  Each Series A-1 Investor agrees that no Series A-1 Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Series A-1 Investor shall be liable to any other Series A-1 Investor or their respective controlling persons, officers, directors, partners, agents, or employees for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the subscription of the Series A-1 Preferred Shares.

18.10                Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to any other Party at the address set forth in the Schedule of Notice, at the time of delivery; (b) when sent by courier to any other Party at the address set forth in the Schedule of Notice with next-Business-Day delivery guaranteed, three (3) Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the relevant Party, provided that the sending Party receives a confirmation of delivery from the delivery service provider; (c) when sent by fax to any other Party at the number set forth in the Schedule of Notice attached hereto, on the Business Day immediately after the date of transmission, provided that the transmitting device generates a report of successful transmission; (d) when sent by electronic mail to any other Party at the address set forth in the Schedule of Notice, on the Business Day immediately after the date of transmission, provided that receipt shall not occur if the sending Party an automated message that the electronic mail has not been delivered to the intended recipient; (e) when sent to any other Party by mail at the address set forth in the Schedule of Notice, seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the relevant Party.  A Party may change or supplement the mailing addresses, fax number, electronic mail address given in the Schedule of Notice, or designate additional mailing addresses, fax number or electronic mail address for purposes of this Section 18.10 by giving, the other Parties written notice of the new mailing address, fax number or electronic mail address in the manner set forth above.  Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

18.11                Rights Cumulative; Specific Performance.  Each and all of the various rights, powers and remedies of a Party will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties acknowledge and agree irreparable harm may occur for which money damages may not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to seek injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

18.12                Severability.  If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties.  In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most closely effectuates the Parties’ intent in entering into this Agreement.

18.13                Amendments and Waivers.  Unless otherwise expressly specified herein, any term of this Agreement may be amended, only with the written consent of each of the Parties. Any amendment effected in accordance with this paragraph shall be binding upon each of the Parties. Notwithstanding the foregoing, the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Party against whom such waiver is sought.

18.14                No Waiver.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

18.15                Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

18.16                No Presumption.  The Parties acknowledge that any applicable Laws that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it have no application and are expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

18.17                Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

18.18                Entire Agreement.  This Agreement, the other Transaction Documents and the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement between the Parties with regard to the subjects hereof and thereof.

18.19                Control.  In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents for any Group Company, or in the event of any dispute related to any such Charter Document, the terms of this Agreement shall prevail in all respects, the Parties shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Charter Documents of the Company, and the Parties shall exercise all voting and other rights and powers (including to procure any required alteration to such Charter Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement.  Notwithstanding anything to the contrary herein, such Charter Documents may include additional provisions required under any Facility Document and such provisions shall be given full effect.  Notwithstanding anything to the contrary herein, this Section 18.19 may be further amended in respect of the Charter Documents for any Group Company in connection with the negotiation of any Facility Document with the written consent of Majority Series A-1 Preferred Holders and the Company.

18.20                Successor Indemnification.  If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company as in effect immediately before such transaction, whether such obligations are contained in this Agreement, the Amended M&AA, or elsewhere, as the case may be.

18.21                Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under this Agreement are several, and not joint and several, and no Investor is responsible in any way for the performance or conduct of any other Person in connection with the transactions contemplated hereby.  Nothing contained herein and no action taken by any Investor pursuant hereto, shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to any other Person.  Each of the Investors agrees that no other Person has acted as an agent for such Investor in connection with the transactions contemplated hereby.

18.22                Waiver of Preemptive Rights, Etc.  Each Party (other than the Series A-1 Investors) hereby waives any right of first offer, preemptive right or other rights to purchase any portion of the Series A-1 Preferred Shares (and the issuance of any Ordinary Shares upon the conversion of such Series A-1 Preferred Shares) issued by the Company pursuant to the Purchase Agreement, any anti-dilution rights with respect any adjustment to the conversion price of any other class of Equity Securities of the Company and any other right that such Party may have with respect to the allotment, issuance and sale of Series A-1 Preferred Shares pursuant to the Purchase Agreement under any Contract or the Charter Documents of any of the Group Companies, and hereby approves the allotment, issuance and sale of Series A-1 Preferred Shares pursuant to the Purchase Agreement.

18.23                Adjustments for Share Splits, Etc.  Wherever in this Agreement there is a reference to a specific number of Shares, then, upon the occurrence of any share splits, share dividends, combinations, recapitalizations and similar events, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the outstanding Shares of such class or series by such share splits, share dividends, combinations, recapitalizations and similar events.

18.24                WFOE. The HK Company shall procure the WFOE, once formed, to join in and be bound by the terms of this Agreement by executing a joinder agreement.

18.25                Effective Date. This Agreement shall take effect and become binding on the Parties upon the occurrence of the Closing (without any action on the part of any Person on the Closing Date).

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

COMPANY:

One Smart Education Group Limited

By:	/s/ Zhang Xi
Name:	Zhang Xi（张熙）
Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

BVI COMPANY

Great Edu Inc.

By:	/s/ Zhang Xi
Name:	Zhang Xi（张熙）
Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

HK COMPANY:

Great Edu (HK) Limited

By:	/s/ Zhang Xi
Name:	Zhang Xi（张熙）
Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

PRC COMPANY:

Shanghai One Smart Education and Training Co., Ltd.
上海精锐教育培训有限公司

By:	/s/ Zhang Xi
Name:	Zhang Xi （张熙）
Title:	Authorized Signatory

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

Principal:

Zhang Xi（张熙）

By:	/s/ Zhang Xi

Ordinary Shareholder:

Happy Edu Inc.

By:	/s/ Zhang Xi
Name:	Zhang Xi（张熙）
Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

Series A Investor:

CW One Smart Limited

By:	/s/ Aline Moulia
Name:	Aline Moulia
Title:	Authorized Signatory

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

Series A Investor:

Supar Inc.

By:	/s/ Lingtao Yan
Name:	Lingtao Yan
Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

Series A Individual Investor:

Feng Juan (冯娟)

By:	/s/ Feng Juan

Series A Holding Company:

Teakbridge Capital Limited

By:	/s/ Feng Juan
Name:	Feng Juan (冯娟)
Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

Series A Individual Investor:

Zheng Lina (郑丽娜)

By:	/s/ Zheng Lina

Series A Holding Company:

Juniperbridge Capital Limited

By:	/s/ Zheng Lina
Name:	Zheng Lina (郑丽娜)
Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

Series A Individual Investor:

Geng Xiaofei (耿晓菲)

By:	/s/ Geng Xiaofei

Series A Holding Company:

Jiia Hong Limited

By:	/s/ Geng Xiaofei
Name:	Geng Xiaofei (耿晓菲)
Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

Series A Individual Investor:

Wang Dongdong (王冬栋)

By:	/s/ Wang Dongdong

Series A Holding Company:

Vicentsight Limited

By:	/s/ Wang Dongdong
Name:	Wang Dongdong (王冬栋)
Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

Series A Individual Investor:

Wu Junbao (吴俊保)

By:	/s/ Wu Junbao

Series A Holding Company:

XINHUA GROUP INVESTMENT LIMITED

By:	/s/ Wu Junbao
Name:	Wu Junbao (吴俊保)
Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

Series A Individual Investor:

Li Ye (李晔)

By:	/s/ Li Ye

Series A Holding Company:

Li Yeah Limited

By:	/s/ Li Ye
Name:	Li Ye (李晔)
Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

Series A Individual Investor:

Bian Jin (卞进)

By:	/s/ Bian Jin

Series A Holding Company:

Brilight Limited

By:	/s/ Bian Jin
Name:	Bian Jin (卞进)
Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

Series A-1 Investor:

Goldman Sachs Asia Strategic Pte. Ltd.

By:	/s/ Tan Ching Chek
Name:	Tan Ching Chek
Title:	Director

Stonebridge 2017 (Singapore) Pte. Ltd.

By:	/s/ Michelle Fiona Heng
Name:	Michelle Fiona Heng
Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

Series A-1 Investor:

Origin Investment Holdings Limited

By:	/s/ Norma Kuntz
Name:	Norma Kuntz
Title:	Authorized Signatory

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

Series A-1 Investor:

FPCI Sino-French (Mid Cap) Fund,
represented by its management company Cathay Capital Private Equity, itself represented by Mingpo Cai

By:	/s/ Mingpo Cai
Name:
Title:

[Signature Page to Shareholders Agreement]

SCHEDULE I

Part A

LIST OF PRINCIPAL AND ORDINARY SHAREHOLDER

Principal	PRC ID Card Number	Holding Company	Number of Class B Ordinary Shares Held through Holding Company	Percentage of Shareholding in Holding Company
Zhang Xi (张熙)		Happy Edu Inc.	1,891,800,066	100%

SCHEDULE I

Part B

LIST OF SERIES A INDIVIDUAL INVESTORS AND SERIES A HOLDING COMPANIES

Series A Individual Investors	PRC ID Card Number	Series A Holding Companies	Number of Series A Preferred Shares Held through the Series A Holding Company	Percentage of Shareholding in the Series A Holding Company
Feng Juan （冯娟）		Teakbridge Capital Limited	34,193,735	100%
Zheng Lina (郑丽娜)		Juniperbridge Capital Limited	386,627,266	100%
Geng Xiaofei (耿晓菲)		Jiia Hong Limited	200,101,339	100%
Wang Dongdong (王冬栋)		Vicentsight Limited	64,310,946	100%
Wu Junbao (吴俊保)		XINHUA GROUP INVESTMENT LIMITED	64,310,946	100%
Li Ye (李晔)		Li Yeah Limited	14,289,291	100%
Bian Jin (卞进)		Brilight Limited	103,614,744	100%

SCHEDULE II

LIST OF SERIES A-1 INVESTORS

Series A-1 Investors
Goldman Sachs Asia Strategic Pte. Ltd.
Stonebridge 2017 (Singapore) Pte. Ltd.
Origin Investment Holdings Limited
FPCI Sino-French (Mid Cap) Fund

Schedule of Notice

For the purpose of the notice provisions contained in this Agreement, the following are the initial addresses of each Party:

If to the Company, the BVI Company, the HK Company, the WFOE or the PRC Company:

Attention: Zhang Xi (张熙)

Address:

Email:

If to the Principal or the Ordinary Shareholder:

Attention: Zhang Xi (张熙)

Address:

Email:

If to the Series A Individual Investors or the Series A Investors:

Feng Juan (冯娟) and Teakbridge Capital Limited

Attention: Feng Juan (冯娟)

Address:

Email:

Zheng Lina (郑丽娜) and Juniperbridge Capital Limited

Attention: Zheng Lina (郑丽娜)

Address:

Email:

Geng Xiaofei (耿晓菲) and Jiia Hong Limited

Attention: Geng Xiaofei (耿晓菲)

Address:

Email:

Wang Dongdong (王冬栋) and Vicentsight Limited

Attention: Wang Dongdong (王冬栋)

Address:

Email:

Wu Junbao (吴俊保) and XINHUA GROUP INVESTMENT LIMITED

Attention: Wu Junbao (吴俊保)

Address:

Email:

Li Ye (李晔) and Li Yeah Limited

Attention: Li Ye (李晔)

Address:

Email:

Bian Jin (卞进) and Brilight Limited

Attention: Bian Danyang（卞丹阳）

Address:

Email:

CW One Smart Limited

Attention: Sha Ye

Address:

Email:

Supar Inc.

Attention: Lingtao Yan

Address:

Email:

If to the Series A-1 Investors:

Goldman Sachs Asia Strategic Pte. Ltd.

Attention: Asia Loan Operations

Address:

c/o Goldman Sachs (Asia) L.L.C.

Fax:

Email:

Stonebridge 2017 (Singapore) Pte. Ltd.

Attention: Richard Zhu

Address:

c/o Goldman Sachs (Asia) L.L.C.

Fax:

Email:

Carlyle

Attention: Norma Kuntz

Address:

Phone Number:

Email:

With a copy to:

Kirkland & Ellis

Attention:  Gary Li

Address:

Phone Number:

Fax:

Email:

Cathay

Attention: Lanchun Duan

Address:

Fax:

Email:

EXHIBIT A

FORM OF JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is executed by the undersigned (the “Purchaser”) pursuant to the terms of that certain Shareholders Agreement dated on             , 2017 (the “Agreement”) by and among One Smart Education Group Limited, a Cayman Islands exempted company (the “Company”), its shareholders and certain other parties listed thereto and in consideration of the Shares acquired by the Purchaser thereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. By the execution of this Joinder Agreement, the Purchaser agrees as follows:

1.                  Interpretation. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

2.                  Acknowledgment. The Purchaser acknowledges that the Purchaser is acquiring [number] [Preferred/Ordinary] Shares of the Company (the “Shares”) from [name of transferor/the Company], subject to the terms and conditions of the Agreement.

3.                  Agreement. Immediately upon transfer of the Shares, the Purchaser hereby adopts and accedes to the terms of, agrees to be bound by, and assumes all rights and obligations under the terms and conditions of, the Agreement with the same force and effect as if the Purchaser were originally a [Ordinary Shareholder thereunder (if transferor is the Principal/Ordinary Shareholder or if the Shares are Equity Securities (other than Preferred Shares) issued by the Company)]/[Investor thereunder (if transferor is an Investor or if the Shares are Preferred Shares issued by the Company)]. The other Parties to the Agreement shall be entitled to enforce such agreement against the Purchaser.

4.                  Governing Law.  This Joinder Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong, without regard to principles of conflict of laws thereunder.

5.                  Notice. Any notice required or permitted by the Agreement shall be given to the Purchaser at the address listed beside the Purchaser’s signature below.

EXECUTED AND DATED this                   day of                             ,          .

PURCHASER:

By:
Name:

Title:

Address:

Fax:

Accepted and Agreed:

[ ]
By:
Name:
Title:

EXHIBIT B

LIST OF COMPETITORS

No.	Competitors
1	新东方教育科技集团 (New Oriental Education & Technology Group Inc.)
2	好未来教育集团（TAL Education Group）
3	学大教育集团（Xueda Education Group）
4	京翰教育
5	龙文教育
6	邦德教育
7	昂立教育
8	卓越教育
9	明师教育
10	沪江网

EXHIBIT C

FORM OF PFIC ANNUAL INFORMATION STATEMENT

[Must be signed by an authorized representative of the Company]

PFIC Annual Information Statement pursuant to U.S. Treasury Regulation § 1.1295-1(g).

One Smart Education Group Limited (the “Company”) hereby represents that:

1.                                      This PFIC Annual Information Statement applies to the Company’s taxable year beginning on               and ending on            .

2.                                      The pro rata shares of the Company’s ordinary earnings and net capital gain attributable to the US Shareholder (directly or indirectly through any other entity that holds the investment in the Company) for the taxable year specified in paragraph (1) are:

Ordinary Earnings: $

Net Capital Gain: $

3.                                      The amount of cash and the fair market value of other property distributed or deemed distributed by the Company to the US Shareholder during the taxable year specified in paragraph (1) are as follows:

Cash: $

Fair Market Value of Property: $

4.                                      The Company will permit the US Shareholder to inspect the Company’s permanent books of account, records, and such other documents as may be maintained by the Company that are necessary to establish that the Company’s ordinary earnings and net capital gain are computed in accordance with U.S. Federal income tax principles, and to verify these amounts and the US Shareholders direct or indirect pro rata shares thereof.

By:
Title:
Date:

EXHIBIT D

[Resolutions relating to Domestic Incentive Plans]